                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):   October 1, 1998
                                                 ------------------------


                            NOBLE INTERNATIONAL, LTD.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Michigan                         001-13581             38-3139487
----------------------------    ------------------------      -------------
(State or other jurisdiction    (Commission File Number)      (IRS Employer
of incorporation)                                           Identification No.)


    33 Bloomfield Hills Parkway, Suite 155, Bloomfield Hills, Michigan 48304
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:  (248) 433-3093
                                                   ---------------------


                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial statements of businesses acquired.

         This report amends the current report filed by Noble International, Ltd. (the "Company") dated October 16, 1998.

         On October 1, 1998, Noble International, Ltd. (the "Company") consummated the acquisition, through its wholly-owned subsidiary Noble Canada Holdings II, Ltd., a Nova Scotia corporation ("NCH"), and NCH's wholly-owned subsidiary Noble Canada II, Inc., an Ontario corporation ("Noble Canada"), of all of the outstanding capital stock of Centrifugal Coaters, Inc., an Ontario corporation ("CCI"). The selling shareholders of CCI included Wrayter Investments Inc., an entity controlled by Fraser Wray, the president and chief executive officer of Tiercon Holdings Inc., which was acquired by the Company in July 1998. Prior to its acquisition by the Company, Tiercon Holdings Inc. was a wholly-owned subsidiary of Wrayter Investments Inc.

         The aggregate consideration paid for the acquisition of CCI (the "CCI Acquisition") consisted of $881,661 in cash and 57,938 shares of Noble Canada's Class C Exchangeable Non-Voting Preferred Shares, which are exchangeable for 57,938 shares of the Company's common stock, no par value ("Common Stock"). The cash portion of the CCI Acquisition purchase price was funded by the Company's existing revolving line of credit facility with Comerica Bank.

         The audited financial statements of CCI as of December 31, 1997 and 1996 and for each of the two fiscal years in the period ended December 31, 1997 are presented below. The interim unaudited financial statements of CCI as of September 30, 1998 and 1997 and for the nine month periods ended September 30, 1998 and 1997 are also presented.

         Also on October 1, 1998, the Company completed the acquisition, through it wholly-owned subsidiary Utilase Blank Welding Technologies, Inc., a Michigan corporation ("UBWT"), of substantially all of the assets and the assumption of certain specified liabilities of H&H Steel Processing Company, Inc., an Ohio corporation ("H&H"), from Terry Hill and Robert G. Kreiling, the shareholders of H&H. Concurrently with the October 1, 1998 closing of the acquisition of the assets of H&H (the "H&H Acquisition"), UBWT changed its name to H&H Steel Processing, Inc. ("HHSP").

         The purchase price for the H&H Acquisition consisted of: (i) $11,079,591.52 in cash; (ii) plus an amount equal to expenditures by H&H for property plant and equipment at its North Vernon, Indiana plant between July 31, 1998 and October 1, 1998 (to be determined by reference to a closing balance sheet prepared within 60 days of the closing, but estimated to be approximately $669,494.80); (iii) plus $1,500,000 in cash representing H&H's actual cash expenditure for the purchase of a 50% partnership interest in Precision Blanking Limited (which resulted in H&H holding 100% of the partnership, the assets of which included $1,150,000 in cash at October 1, 1998); and (iv) the assumption of certain specified liabilities aggregating approximately $2,900,000 million. In addition, HHSP will pay to H&H a performance premium based upon annual sales for fiscal years 1999 through 2003 equal to a minimum of $500,000

(payable at the rate of $100,000 per annum) and an aggregate maximum of $2,000,000. The cash portion of the H&H Acquisition purchase price was funded by the Company's existing revolving line of credit facility with Comerica Bank.

         The audited financial statements of H&H as of December 31, 1997 and 1996 and for each of the two fiscal years in the period ended December 31, 1997 are presented below. The interim unaudited financial statements of H&H as of September 30, 1998.

                             FINANCIAL STATEMENTS

                             TIERCON COATINGS INC.
                             [formerly Centrifugal Coaters Inc. and Centrifugal Coaters Corp.]




                             DECEMBER 31, 1997

                                AUDITORS' REPORT



To the Directors of
TIERCON COATINGS INC.

We have audited the balance sheets of TIERCON COATINGS INC. [formerly Centrifugal Coaters Inc. and Centrifugal Coaters Corp.] as at December 31, 1997 and 1996 and the statements of income (loss) and retained earnings (deficit) and changes in financial position for the seven-month period ended December 31, 1997, the five-month period ended May 31, 1997 and for each of the years ended December 31, 1996 and 1995. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at December 31, 1997 and 1996 and the results of its operations and the changes in its financial position for the seven-month period ended December 31, 1997, the five-month period ended May 31, 1997 and for each of the years ended December 31, 1996 and 1995 in accordance with accounting principles generally accepted in Canada.




Toronto, Canada,
November 11, 1998.                                       Chartered Accountants

TIERCON COATINGS INC.
[formerly Centrifugal Coaters Inc. and Centrifugal Coaters Corp.]
Incorporated under the laws of Ontario

                                 BALANCE SHEETS
                              [in Canadian dollars]


As at December 31

                                                                                                ACQUIRED
                                                                                                BUSINESS
                                                                                                [note 1]
                                                                            1997                   1996
                                                                              $                     $
                                                                         ----------             ---------
ASSETS [notes 6 and 8]
CURRENT
Cash [note 6]                                                               593,376               515,534
Accounts receivable [note 4]                                              1,562,724             1,969,308
Inventory                                                                   358,242               351,560
Prepaid expenses                                                             45,335                47,651
                                                                         ----------             ---------
TOTAL CURRENT ASSETS                                                      2,559,677             2,884,053
                                                                         ----------             ---------
Deferred financing costs, net of accumulated
     amortization of $48,624                                                352,265                    --
Capital assets, net [note 5]                                              7,403,408             3,457,369
Goodwill, net of accumulated amortization of $140,236 [note 3]            3,077,875                    --
                                                                         ----------             ---------
                                                                         13,393,225             6,341,422
                                                                         ==========             =========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT
Accounts payable and accrued liabilities                                  1,481,341             1,782,529
Income taxes payable                                                        139,000               309,130
Interest payable [note 9]                                                    40,354                    --
Current portion of long-term debt [note 7]                                4,240,000                    --
Current portion of subordinated debt [note 8]                               152,000                    --
                                                                         ----------             ---------
TOTAL CURRENT LIABILITIES                                                 6,052,695             2,091,659
                                                                         ----------             ---------
Long-term debt [note 7]                                                          --             3,613,388
Subordinated debt [note 8]                                                3,600,000                    --
Special share obligation [note 9]                                         3,500,000                    --
Deferred income taxes                                                            --               280,500
                                                                         ----------             ---------
TOTAL LIABILITIES                                                        13,152,695             5,985,547
                                                                         ----------             ---------

SHAREHOLDERS' EQUITY
Share capital [note 10]                                                     500,021                   110
Contributed surplus                                                              --               273,191
Retained earnings (deficit)                                                (259,491)               82,574
                                                                         ----------             ---------
TOTAL SHAREHOLDERS' EQUITY                                                  240,530               355,875
                                                                         ----------             ---------
                                                                         13,393,225             6,341,422
                                                                         ==========             =========

See accompanying notes

On behalf of the Board:

                                   Director                 Director

TIERCON COATINGS INC.


                         STATEMENTS OF INCOME (LOSS) AND
                           RETAINED EARNINGS (DEFICIT)
                              [in Canadian dollars]


                                                                                 ACQUIRED BUSINESS [note 1]
                                                                    ------------------------------------------------------
                                              SEVEN-MONTH            FIVE-MONTH             YEAR                   YEAR
                                              PERIOD ENDED          PERIOD ENDED            ENDED                  ENDED
                                              DECEMBER 31,             MAY 31,           DECEMBER 31,           DECEMBER 31,
                                                  1997                  1997                 1996                  1995
                                                   $                     $                    $                      $
                                              -----------           -----------          -----------           -----------
SALES [note 4]                                  8,705,237             6,872,887           19,122,631            15,489,553
Cost of sales                                   5,821,993             4,585,154           12,646,863             9,777,712
                                              -----------           -----------          -----------           -----------
GROSS PROFIT                                    2,883,244             2,287,733            6,475,768             5,711,841
                                              -----------           -----------          -----------           -----------

EXPENSES
Selling, general and
     administrative                             1,490,462               736,386            1,880,568             1,896,061
Depreciation and amortization                     977,132               205,043              583,151               564,250
Interest on long-term and
     subordinated debt                            491,020                    --               23,218                96,703
Interest on loan from affiliated
     company  under common
     control                                           --                    --                   --                47,635
Interest on special share
     obligation [note 9]                           66,353                    --                   --                    --
Engineering fees on aborted
     project [note 11]                                 --                    --              258,878                    --
                                              -----------           -----------          -----------           -----------
                                                3,024,967               941,429            2,745,815             2,604,649
                                              -----------           -----------          -----------           -----------
Income (loss) before income taxes                (141,723)            1,346,304            3,729,953             3,107,192
Provision for income taxes [note 12]              117,768               476,423            1,437,362             1,118,693
                                              -----------           -----------          -----------           -----------
NET INCOME (LOSS) FOR THE PERIOD                 (259,491)              869,881            2,292,591             1,988,499

Retained earnings, beginning
     of period                                         --                82,574               89,983             2,401,484
Dividend paid                                          --                    --           (2,300,000)           (4,300,000)
                                              -----------           -----------          -----------           -----------
RETAINED EARNINGS (DEFICIT),
     END OF PERIOD                               (259,491)              952,455               82,574                89,983
                                              ===========           ===========          ===========           ===========


See accompanying notes

TIERCON COATINGS INC.


                   STATEMENTS OF CHANGES IN FINANCIAL POSITION
                              [in Canadian dollars]



                                                                                     ACQUIRED BUSINESS [note 1]
                                                                       -------------------------------------------------------
                                                  SEVEN-MONTH          FIVE-MONTH               YEAR                  YEAR
                                                 PERIOD ENDED          PERIOD ENDED             ENDED                 ENDED
                                                  DECEMBER 31,           MAY 31,             DECEMBER 31,          DECEMBER 31,
                                                     1997                 1997                   1996                 1995
                                                      $                     $                     $                     $
                                                 -----------           -----------           -----------           -----------
OPERATING ACTIVITIES
Net income (loss) for the period                    (259,491)              869,881             2,292,591             1,988,499
Add item not requiring a current
     cash payment
     Depreciation and amortization                   977,132               205,043               583,151               564,250
                                                 -----------           -----------           -----------           -----------
                                                     717,641             1,074,924             2,875,742             2,552,749
Net change in non-cash working capital
     balances related to operations                  605,871              (435,472)             (431,394)              922,125
                                                 -----------           -----------           -----------           -----------
CASH PROVIDED BY OPERATING ACTIVITIES              1,323,512               639,452             2,444,348             3,474,874
                                                 -----------           -----------           -----------           -----------

INVESTING ACTIVITIES
Additions to capital assets                         (500,480)             (242,857)           (1,094,282)             (478,808)
Acquisition of assets [note 3]                   (11,820,788)                   --                    --                    --
                                                 -----------           -----------           -----------           -----------
CASH USED IN INVESTING ACTIVITIES                (12,321,268)             (242,857)           (1,094,282)             (478,808)
                                                 -----------           -----------           -----------           -----------

FINANCING ACTIVITIES
Deferred financing costs                            (400,889)                   --                    --                    --
Issuance of share capital                            500,021                    --                    --                    --
Proceeds from special share obligation             3,500,000                    --                    --                    --
Proceeds from long-term debt                       4,800,000                    --                    --                    --
Repayment of long-term debt                         (560,000)                   --
Proceeds from subordinated debt                    3,752,000                    --                    --                    --
Proceeds from (repayment of)
     loan to parent company                               --                    --                14,296              (271,939)
Proceeds from (repayment of)
     loan from affiliated company
     under common control                                 --            (1,490,527)            1,288,833             2,014,884
Repayment of mortgage payable                             --                    --              (762,310)              (50,040)
Proceeds from (repayment of)  bank loan                   --               486,320                    --              (699,994)
Dividend  paid                                            --                    --            (2,300,000)           (4,300,000)
                                                 -----------           -----------           -----------           -----------
CASH PROVIDED BY (USED IN)
     FINANCING ACTIVITIES                         11,591,132            (1,004,207)           (1,759,181)           (3,307,089)
                                                 -----------           -----------           -----------           -----------

NET INCREASE (DECREASE) IN CASH
     DURING THE PERIOD                               593,376              (607,612)             (409,115)             (311,023)
Cash, beginning of period                                 --               515,534               924,649             1,235,672
                                                 -----------           -----------           -----------           -----------
CASH (BANK INDEBTEDNESS), END OF PERIOD              593,376               (92,078)              515,534               924,649
                                                 ===========           ===========           ===========           ===========

See accompanying notes

TIERCON COATINGS INC.


                          NOTES TO FINANCIAL STATEMENTS
                              [in Canadian dollars]

Seven-month period ended December 31, 1997, five-month period ended May 31, 1997 and years ended December 31, 1996 and 1995



1. BASIS OF PRESENTATION

The company was incorporated under the laws of Ontario on May 16, 1997 as Centrifugal Coaters Corp., and was inactive until May 31, 1997 when it acquired substantially all of the assets and the related operating liabilities of a preexisting company, Centrifugal Coaters Inc. [the "acquired business"], in an arm's length transaction [note 3]. The company changed its name to Centrifugal Coaters Inc. on June 25, 1997 and to Tiercon Coatings Inc. on October 19, 1998.

The financial statements as at December 31, 1997 and for the seven-month period then ended present the financial position, results of operations and changes in financial position of the company. The values of the assets and liabilities acquired on May 31, 1997 have been reflected in accordance with the accounting basis established by the transaction described above. The financial statements as at December 31, 1996 and for the five-month period ended May 31, 1997 and the years ended December 31, 1996 and 1995 present the financial position, results of operations and changes in financial position of the unrelated acquired company, Centrifugal Coaters Inc. The assets and liabilities of the acquired business are reflected in these financial statements at their historical book values. Management believes these financial statements provide a reasonable basis for comparison since the company's sole activity since inception has been the acquisition of the assets of the acquired business and the continuation of its business [the painting and coating of automotive parts].

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These financial statements were prepared in accordance with accounting principles generally accepted in Canada which, as applied to the company, are in conformity in all material respects with accounting principles generally accepted in the United States, except as described in note 17 to the financial statements. The following is a summary of the significant accounting policies followed by the company in the preparation of these financial statements:

INVENTORY

Inventory, comprised of raw materials, is valued at the lower of cost, on a weighted average basis, and net realizable value.

DEFERRED FINANCING COSTS

TIERCON COATINGS INC.


                          NOTES TO FINANCIAL STATEMENTS
                              [in Canadian dollars]

Seven-month period ended December 31, 1997, five-month period ended May 31, 1997 and years ended December 31, 1996 and 1995



Financing costs are amortized on an effective interest method over the terms of the related term debt and subordinated debt, which is five years.

CAPITAL ASSETS

Capital assets are recorded at cost less accumulated depreciation and amortization. Depreciation and amortization are provided using the following annual rates and bases:

Buildings                                        4% declining balance
Plant equipment                                  20% declining balance
Office and computer equipment                    20% declining balance
Automotive equipment                             30% declining balance
Parking lots                                     8% declining balance
Computer software                                50% straight-line


The acquired company's capital assets were recorded at cost and depreciated and amortized using the same annual rates described above except for the following:


Buildings                                        2 1/2% straight-line
Parking lots                                     6% declining balance
Leasehold improvements                           20% declining balance


GOODWILL

Goodwill represents the excess of the purchase price over the fair value of the identifiable net assets acquired, and is amortized on a straight-line basis over a period of 20 years. Annually, the company evaluates whether there has been a permanent impairment in value of the unamortized portion of goodwill. The measurement of possible impairment is based primarily on the ability to recover the balance of goodwill from expected undiscounted future operating cash flows. No impairment has been recorded to date.

REVENUE

Revenue is recognized when services performed are completed.

FOREIGN EXCHANGE TRANSLATION

TIERCON COATINGS INC.


                          NOTES TO FINANCIAL STATEMENTS
                              [in Canadian dollars]

Seven-month period ended December 31, 1997, five-month period ended May 31, 1997 and years ended December 31, 1996 and 1995



Monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at the rate of exchange prevailing at the balance sheet dates. Revenue and expense items are translated into Canadian dollars at the average rates for the period. The resulting exchange gains and losses are recorded in the statements of income (loss).

INCOME TAXES

The company follows the deferral method of income tax allocation in accounting for income taxes. Under this method, certain differences between income for accounting and income for tax purposes give rise to deferred income taxes.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates that affect the amounts reported and disclosed in the financial statements. Actual results could differ from those estimates.

3. ACQUISITION OF CENTRIFUGAL COATERS INC.

The acquisition of the net assets of Centrifugal Coaters Inc. was made for consideration of $11,820,788 consisting of cash consideration of $8,320,788 and the issuance of Class X special shares of $3,500,000. The purchase price allocation to identifiable net assets acquired is as follows:


                                                                           $
                                                                      ----------
Purchase price                                                        11,820,788
Fair value of working capital acquired                                   911,477
Fair value of capital assets acquired                                  7,691,200
                                                                      ----------
PURCHASE PRICE DISCREPANCY ALLOCATED TO GOODWILL                       3,218,111
                                                                      ==========


4. CONCENTRATION OF CREDIT RISK

The company provides services to many customers; however, four customers represented 72% of accounts receivable at December 31, 1997 and 56% of sales during the period.

TIERCON COATINGS INC.


                          NOTES TO FINANCIAL STATEMENTS
                              [in Canadian dollars]

Seven-month period ended December 31, 1997, five-month period ended May 31, 1997 and years ended December 31, 1996 and 1995



At December 31, 1996, three customers represented 67% of the accounts receivable balance and 78% of sales during the year.

TIERCON COATINGS INC.


                          NOTES TO FINANCIAL STATEMENTS
                              [in Canadian dollars]

Seven-month period ended December 31, 1997, five-month period ended May 31, 1997 and years ended December 31, 1996 and 1995



5. CAPITAL ASSETS

Capital assets consist of the following:


                                                            1997
                                       -----------------------------------------------
                                                          ACCUMULATED           NET
                                                       DEPRECIATION AND        BOOK
                                          COST          AMORTIZATION           VALUE
                                           $                  $                  $
                                       ---------       ----------------      ---------
Land                                     449,008                 --            449,008
Buildings                              1,291,283             30,366          1,260,917
Plant equipment                        6,067,836            705,870          5,361,966
Office and computer equipment            113,709             12,487            101,222
Automotive equipment                      20,421              3,573             16,848
Parking lots                              55,659              2,597             53,062
Computer software                        106,634             33,379             73,255
Plant in progress                         87,130                 --             87,130
                                       ---------          ---------          ---------
                                       8,191,680            788,272          7,403,408
                                       =========          =========          =========


                                                  ACQUIRED BUSINESS [note 1]
                                       -----------------------------------------------
                                                            1996
                                       -----------------------------------------------
                                                         ACCUMULATED             NET
                                                       DEPRECIATION AND         BOOK
                                          COST          AMORTIZATION           VALUE
                                           $                  $                  $
                                       ---------       ----------------      ---------
Land                                     102,807                 --            102,807
Buildings                                910,033            308,314            601,719
Plant equipment                        5,791,716          3,509,105          2,282,611
Office and computer equipment            459,145            310,799            148,346
Automotive equipment                     269,618            195,993             73,625
Parking lots                             107,459             50,320             57,139
Computer software                        325,794            219,393            106,401
Leasehold improvements                   240,354            155,633             84,721
                                       ---------          ---------          ---------
                                       8,206,926          4,749,557          3,457,369
                                       =========          =========          =========

TIERCON COATINGS INC.


                          NOTES TO FINANCIAL STATEMENTS
                              [in Canadian dollars]

Seven-month period ended December 31, 1997, five-month period ended May 31, 1997 and years ended December 31, 1996 and 1995



6. LINE OF CREDIT

At December 31, 1997, the company had an available revolving line of credit of $500,000 bearing interest at the bank's prime rate plus 0.5% [6.5% at December 31, 1997]. To collateralize this line, the company has provided a $20,000,000 debenture and general security agreement granting a fixed charge against all the assets of the company, a charge on inventory and a general assignment of book debts. In July 1998, the available revolving line of credit was increased to $1,000,000. As at December 31, 1997, no amount had been drawn on the line of credit. The company is not in compliance with certain covenants as disclosed in note 7.

7. LONG-TERM DEBT

Long-term debt consists of two outstanding senior term tranches of $4,800,000 for Tranche A and $3,600,000 for Tranche B. Tranche A is extended for the purpose of financing a portion of the purchase price of the assets of the company. Tranche B is extended to finance the purchase and installation of a new automotive plastics paint line. As at December 31, 1997, Tranche B had not been utilized. Tranche B bears interest at the bank's prime rate plus 3%. Principal amounts on Tranche B are repayable in consecutive monthly instalments of $42,857, maturing on May 31, 2002.

Tranche A has the following terms:

                                                                                            1997
                                                                                              $
                                                                                          ---------
Tranche A bears interest at the bank's prime rate plus 2% [8% at December 31,
     1997] until Tranche B is fully drawn down, after which the interest rate will vary between the bank's prime rate plus 1% to 2% depending on the ratio of senior debt to rolling twelve month income before interest, income taxes, depreciation and amortization. Principal amounts are repayable in 59 consecutive monthly instalments of $80,000 commencing June 30, 1997 until
     the date of maturity, May 31, 2002                                                   4,240,000
Less current portion                                                                      4,240,000
                                                                                          ---------
                                                                                                 --
                                                                                          =========

TIERCON COATINGS INC.


                          NOTES TO FINANCIAL STATEMENTS
                              [in Canadian dollars]

Seven-month period ended December 31, 1997, five-month period ended May 31, 1997 and years ended December 31, 1996 and 1995



These tranches are collateralized as described in note 6.

As at December 31, 1997, the company is not in compliance with two covenants which require that it maintain a specific debt service ratio and ratio of total liabilities to tangible net worth as set out in its credit agreement. As a result, the debt has been reclassified as current.

At December 31, 1996, long-term debt consisted of the following:


                                                                                ACQUIRED BUSINESS
                                                                                     [note 1]
                                                                                -----------------
                                                                                      1996
                                                                                       $
                                                                                   ---------
Loan from affiliated company under common control, which was non-interest bearing. The loan was not callable prior to January 4, 1998 and was
     postponed in favour of the bank                                               3,613,388
                                                                                   =========

The loan from affiliated company under common control was not assumed by the company from the acquired business.

TIERCON COATINGS INC.


                          NOTES TO FINANCIAL STATEMENTS
                              [in Canadian dollars]

Seven-month period ended December 31, 1997, five-month period ended May 31, 1997 and years ended December 31, 1996 and 1995



8. SUBORDINATED DEBT

Subordinated debt consists of the following:


                                                                                            1997
                                                                                              $
                                                                                          ---------
[a]      Subordinated term debt from two lenders in the amount of $1,800,000 each. These term facilities bear interest at 10% per annum and mature on April 15, 2002. In addition, on September 15, 1998, 1999, 2000, 2001 and April 15, 2002, the company shall issue to each lender Class Z common shares equal to 1.5% of the common share capital of the company calculated on a fully diluted basis at a nominal price of $10 per share. In lieu of issuing Class Z common shares, the company may make payments to each lender on each of the dates listed above for $135,000,
         $135,000, $157,500, $180,000 and $225,000, respectively. As at December
         31, 1997, the company has accrued $115,000 of the September 15, 1998 payments

         To collateralize these term facilities, the company has provided a
         $2,500,000 floating debenture on all the assets of the company to each lender. This debenture is subordinate to the collateral described in
         notes 6 and 7                                                                    3,600,000

[b]      Subordinated debt due to the previous owner of the company. The debt is non-interest bearing, and principal repayments are payable quarterly in
         the amount of $38,000                                                              152,000
                                                                                          ---------
                                                                                          3,752,000
         Less current portion                                                               152,000
                                                                                          ---------
                                                                                          3,600,000
                                                                                          =========


The company is in violation of certain covenants at December 31, 1997. Subsequent to December 31, 1997, as described in note 16[a], the subordinated term debt from two lenders was refinanced by a Canadian subsidiary of Noble International, Ltd. The debt extended to refinance the subordinated debt has no specific terms of repayment but will not be called prior to October 1,

TIERCON COATINGS INC.


                          NOTES TO FINANCIAL STATEMENTS
                              [in Canadian dollars]

Seven-month period ended December 31, 1997, five-month period ended May 31, 1997 and years ended December 31, 1996 and 1995



1999 and thus the subordinated debt has been classified as long-term. The new debt bears interest at the U.S. prime rate.

TIERCON COATINGS INC.


                          NOTES TO FINANCIAL STATEMENTS
                              [in Canadian dollars]

Seven-month period ended December 31, 1997, five-month period ended May 31, 1997 and years ended December 31, 1996 and 1995



9. SPECIAL SHARE OBLIGATION

Although the Class X special shares have the legal form of equity, they impose a contractual obligation on the company to deliver cash and have been classified as liabilities in these financial statements. The Class X special shares are redeemable on or before December 1, 2002, at the company's option, at $1 per share and provide for a preferred dividend of 3.25%, which has been classified as interest expense in these financial statements. Should the company fail to redeem the shares, the holder of the Class X special shares shall be entitled to convert the shares to debt at the redemption price and the debt will bear interest at 6% per annum.

Subsequent to December 31, 1997, as described in note 16[c], the special share obligation was refinanced by a Canadian subsidiary of Noble International, Ltd.. The debt extended to refinance the special share obligation has no specific terms of repayment but will not be called prior to October 1, 1999 and thus the special share obligation has been classified as long-term. The new debt bears interest at the U.S. prime rate.

10. SHARE CAPITAL

Prior to June 20, 1997, the authorized share capital of the company consisted of an unlimited number of common shares. The outstanding common shares were converted into Class Y common shares.

On June 20, 1997, the company filed Articles of Amendment under the Business Corporations Act (Ontario) to amend the authorized share capital as follows:


                                                                                         1997
                                                                                          $
                                                                                       -------
AUTHORIZED
3,500,000 non-voting Class X special shares [note 9]
Unlimited voting Class X common shares
Unlimited voting Class Y common shares
Unlimited voting Class Z common shares
Unlimited voting Class M common shares

ISSUED
20,000 Class X common shares                                                                 1
60,000 Class Y common shares                                                           500,000

TIERCON COATINGS INC.


                          NOTES TO FINANCIAL STATEMENTS
                              [in Canadian dollars]

Seven-month period ended December 31, 1997, five-month period ended May 31, 1997 and years ended December 31, 1996 and 1995


20,000 Class Z common shares                                                                20
                                                                                       -------
                                                                                       500,021
                                                                                       =======

TIERCON COATINGS INC.


                          NOTES TO FINANCIAL STATEMENTS
                              [in Canadian dollars]

Seven-month period ended December 31, 1997, five-month period ended May 31, 1997 and years ended December 31, 1996 and 1995



During the seven-month period ended December 31, 1997, the company issued 3,500,000 Class X special shares for $3,500,000 [note 3], 20,000 Class X common shares for $1, 60,000 Class Y common shares for $500,000, and 20,000 Class Z common shares for $20.

At December 31, 1996, share capital consisted of the following:


                                                                                 ACQUIRED BUSINESS
                                                                                      [note 1]
                                                                                 -----------------
                                                                                        1996
                                                                                          $
                                                                                        ----
AUTHORIZED
Unlimited voting Class A special shares, redeemable and retractable at $111.18 per share and providing for a non-cumulative dividend of $0.000006 per share
Unlimited voting Class B special shares, redeemable and retractable at $1 per share and providing for a non-cumulative dividend of $0.96 per share
Unlimited common shares

ISSUED
10,000 Class A special shares                                                           100
10 common shares                                                                         10
                                                                                        ---
                                                                                        110
                                                                                        ===


11. ENGINEERING FEES ON ABORTED PROJECT

During the year ended December 31, 1996, the company incurred engineering fees with respect to the design of a potential new line. At December 31, 1996, the company determined that it would not proceed with this new line and, accordingly, the related fees were expensed.

12.  PROVISION FOR INCOME TAXES

The tax values assigned to the assets acquired from the acquired business [note 3] were substantially less than their book values. As at December 31, 1997, depreciation and amortization charged to the financial statements exceeds capital cost allowance and cumulative eligible capital claimed for tax purposes by approximately $380,000. In addition, the interest on the special share

TIERCON COATINGS INC.


                          NOTES TO FINANCIAL STATEMENTS
                              [in Canadian dollars]

Seven-month period ended December 31, 1997, five-month period ended May 31, 1997 and years ended December 31, 1996 and 1995 obligation, as described in note 9, has a legal form of a dividend and is not deductible for tax purposes.

TIERCON COATINGS INC.


                          NOTES TO FINANCIAL STATEMENTS
                              [in Canadian dollars]

Seven-month period ended December 31, 1997, five-month period ended May 31, 1997 and years ended December 31, 1996 and 1995



13. LEASE COMMITMENTS

The company is committed under the terms of operating leases to future minimum annual lease payments as follows:


                                                                          $
                                                                       -------
1998                                                                   293,000
1999                                                                   268,000
2000                                                                   235,000
2001                                                                   122,000
2002                                                                     4,000
                                                                       -------
                                                                       922,000
                                                                       =======

14. UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

15. COMPARATIVE FINANCIAL STATEMENTS

The financial statements of the acquired business have been reclassified from statements previously presented to conform to the presentation of the December 31, 1997 financial statements.

TIERCON COATINGS INC.


                          NOTES TO FINANCIAL STATEMENTS
                              [in Canadian dollars]

Seven-month period ended December 31, 1997, five-month period ended May 31, 1997 and years ended December 31, 1996 and 1995



16. SUBSEQUENT EVENTS

[a] On September 17, 1998, subordinated debt of $3,600,000 due to two lenders, as described in note 8[a], was refinanced by a Canadian subsidiary of Noble International, Ltd. In addition, $933,000 was paid as consideration for the additional payments that were to be made in the next four years. This amount, together with the unamortized deferred financing costs related to the subordinated debt, will be recognized on September 17, 1998 as a loss on settlement of debt.

[b] On October 2, 1998, the shareholders sold their interest in the company to a wholly-owned Canadian subsidiary of Noble International, Ltd.

[c] On October 2, 1998, the special share obligation, as described in note 9, was refinanced by a Canadian subsidiary of Noble International, Ltd. for $2,000,000. In addition, the interest due at that time was repaid.

[d] On October 2, 1998, the subordinated debt due to the previous owner of the company, as described in note 8[b], was repaid.

17. RECONCILIATION OF GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN CANADA AND THE UNITED STATES

These financial statements have been prepared in accordance with accounting principles generally accepted in Canada ["Canadian GAAP"] which conform in all material respects with accounting principles generally accepted in the United States ["US GAAP"] except as set forth below:

SPECIAL SHARE OBLIGATION

Under US GAAP, the special share obligation would have been presented separately outside shareholders' equity, and the financing charges associated with that obligation [$66,353 for the seven-month period ended December 31, 1997] would have been recognized as a direct charge to retained earnings (deficit).

TIERCON COATINGS INC.


                          NOTES TO FINANCIAL STATEMENTS
                              [in Canadian dollars]

Seven-month period ended December 31, 1997, five-month period ended May 31, 1997 and years ended December 31, 1996 and 1995



STATEMENT OF CASH FLOWS

Under US GAAP, non-cash investing and financing transactions are excluded from the statements of cash flows. For the seven-month period ended December 31, 1997, the special shares of $3,500,000, issued in partial satisfaction of the purchase price of the acquired business [note 3] would have been excluded from the statement, resulting in cash provided by financing activities of $8,091,132 and cash used in investing activities of $8,821,268.

INCOME TAXES

Under US GAAP, the company would be required to follow the liability method of accounting for income taxes whereby a deferred tax asset or liability is measured using the enacted tax rates which will be in effect when any differences between the financial statements and tax basis of assets or liabilities reverse.

As at December 31, 1997, the company had a net deferred tax liability of approximately $855,000. The net deferred tax liability results from the differences between the assigned values and tax bases of the depreciable assets acquired and accounted for as a purchase for financial statement purposes and treated as a non-taxable transaction for income tax purposes. For US GAAP purposes, upon the acquisition of the assets, a deferred tax liability of approximately $977,000 would have been recognized with acquired assets being increased by the same amount. The deferred tax liability will be relieved as the depreciation on the differences between the assigned values and tax bases of the acquired assets is recognized for financial statement purpose.

The reduction in the deferred tax liability is a result of the depreciation being recognized for financial statement purposes on the differences [a] the assigned values and tax bases of such assets and [b] timing differences between depreciation for financial statement and for tax purposes.

TIERCON COATINGS INC.


                          NOTES TO FINANCIAL STATEMENTS
                              [in Canadian dollars]

Seven-month period ended December 31, 1997, five-month period ended May 31, 1997 and years ended December 31, 1996 and 1995



The impact of these differences on the financial statements is as follows:

BALANCE SHEETS


                                                                  ACQUIRED
                                                                  BUSINESS
                                                                   [note 1]
                                                                  ---------
                                             1997                   1996
                                               $                      $
                                           ----------             ---------
TOTAL ASSETS UNDER CANADIAN GAAP           13,393,225             6,341,422
Adjustments
    Goodwill                                  977,000                    --
    Less amortization                         (29,000)                   --
                                           ----------             ---------
TOTAL ASSETS UNDER US GAAP                 14,341,225             6,341,422
                                           ==========             =========


                                                  1997                   1996
                                                    $                      $
                                                ----------             ---------
TOTAL LIABILITIES UNDER CANADIAN GAAP           13,152,695             5,985,547
Adjustments
     Deferred income taxes                         855,000                    --
     Special share obligation                   (3,500,000)                   --
                                                ----------             ---------
TOTAL LIABILITIES UNDER US GAAP                 10,507,695             5,985,547
                                                ==========             =========

TIERCON COATINGS INC.


                          NOTES TO FINANCIAL STATEMENTS
                              [in Canadian dollars]

Seven-month period ended December 31, 1997, five-month period ended May 31, 1997 and years ended December 31, 1996 and 1995



STATEMENTS OF INCOME (LOSS)

                                                                                ACQUIRED BUSINESS [note 1]
                                                                       ------------------------------------------------
                                                   SEVEN-MONTH         FIVE-MONTH
                                                   PERIOD ENDED        PERIOD ENDED      YEAR ENDED          YEAR ENDED
                                                   DECEMBER 31,           MAY 31,        DECEMBER 31,       DECEMBER 31,
                                                      1997                 1997              1996               1995
                                                        $                   $                 $                  $
                                                   ------------        ------------      ----------          ----------
NET INCOME (LOSS) FOR THE PERIOD
     UNDER CANADIAN GAAP                            (259,491)            869,881          2,292,591          1,988,499
Adjustments
     Depreciation and amortization                    29,000                  --                 --                 --
     Interest on special share obligation            (66,353)                 --                 --                 --
     Deferred income taxes                          (122,000)                 --                 --                 --
                                                    --------             -------          ---------          ---------
NET INCOME (LOSS) FOR THE PERIOD
     UNDER US GAAP                                  (100,138)            869,881          2,292,591          1,988,499
                                                    ========             =======          =========          =========

TIERCON COATINGS INC.


                          NOTES TO FINANCIAL STATEMENTS
                              [in Canadian dollars]

Seven-month period ended December 31, 1997, five-month period ended May 31, 1997 and years ended December 31, 1996 and 1995

STATEMENTS OF CHANGES IN FINANCIAL POSITION


                                                                                         ACQUIRED BUSINESS [note 1]
                                                                            ------------------------------------------------------
                                                     SEVEN-MONTH            FIVE-MONTH
                                                     PERIOD ENDED           PERIOD ENDED           YEAR ENDED           YEAR ENDED
                                                      DECEMBER 31,          MAY 31, 1997           DECEMBER 31,         DECEMBER 31,
                                                         1997                   1997                  1996                 1995
                                                           $                     $                     $                     $
                                                     ------------           ------------           ----------           ----------
CASH PROVIDED BY OPERATING
     ACTIVITIES UNDER CANADIAN GAAP                    1,323,512               639,452             2,444,348             3,474,874

Adjustment
     Special share obligation                             66,353                    --                    --                    --
                                                      ----------            ----------            ----------            ----------
CASH PROVIDED BY OPERATING
     ACTIVITIES UNDER US GAAP                          1,389,865               639,452             2,444,348             3,474,874
                                                      ==========            ==========            ==========            ==========

CASH USED IN INVESTING ACTIVITIES
     UNDER CANADIAN GAAP                             (12,321,268)             (242,857)           (1,094,282)             (478,808)
Adjustment
     Special share obligation                          3,500,000                    --                    --                    --
                                                      ----------            ----------            ----------            ----------
CASH USED IN INVESTING ACTIVITIES
     UNDER US GAAP                                    (8,821,268)             (242,857)           (1,094,282)             (478,808)
                                                      ==========            ==========            ==========            ==========

CASH PROVIDED BY (USED IN) FINANCING
     ACTIVITIES UNDER CANADIAN GAAP                   11,591,132            (1,004,207)           (1,759,181)           (3,307,089)
Adjustments
     Proceeds from special share obligation           (3,500,000)                   --                    --                    --

     Dividend paid                                       (66,353)                   --                    --                    --
                                                      ----------            ----------            ----------            ----------
CASH PROVIDED BY (USED IN) FINANCING
     ACTIVITIES UNDER US GAAP                          8,024,779            (1,004,207)           (1,759,181)           (3,307,089)
                                                      ==========            ==========            ==========            ==========

TIERCON COATINGS INC.
[formerly Centrifugal Coaters Inc. and Centrifugal Coaters Corp.]
Incorporated under the laws of Ontario

                                 BALANCE SHEETS
                        [Unaudited - in Canadian dollars]


As at September 30

                                                            1998            1997
                                                              $               $
--------------------------------------------------------------------------------
ASSETS
CURRENT
Cash                                                          --         492,020
Accounts receivable [note 2]                           3,028,769       2,183,858
Inventory                                                842,717         405,219
Prepaid expenses                                         118,660         108,438
--------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                   3,990,146       3,189,535
--------------------------------------------------------------------------------
Deferred financing costs, net of accumulated
  amortization of $53,008                                145,779         374,163
Capital assets, net                                    7,209,727       7,698,614
Goodwill, net of accumulated amortization of $317,165  2,900,946       3,139,476
--------------------------------------------------------------------------------
                                                      14,246,598      14,401,788
================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)
CURRENT
Bank indebtedness                                      1,722,854              --
Accounts payable and accrued liabilities               2,335,320       2,137,360
Income taxes payable                                          --         102,031
Current portion of long-term debt [note 3]             3,680,000       4,480,000
Current portion of subordinated debt                     152,000              --
--------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                              7,890,174       6,719,391
--------------------------------------------------------------------------------
Subordinated debt [note 4]                                    --       3,752,000
Loan payable [note 5]                                  4,565,548              --
Special share obligation                               3,500,000       3,500,000
--------------------------------------------------------------------------------
TOTAL LIABILITIES                                     15,955,722      13,971,391
--------------------------------------------------------------------------------

SHAREHOLDERS' EQUITY (DEFICIENCY)
Share capital                                            500,021         500,021
Deficit                                               (2,209,145)        (69,624)
--------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY (DEFICIENCY)               (1,709,124)        430,397
--------------------------------------------------------------------------------
                                                      14,246,598      14,401,788
================================================================================

See accompanying notes

TIERCON COATINGS INC.

                         STATEMENTS OF INCOME (LOSS) AND
                           RETAINED EARNINGS (DEFICIT)
                        [Unaudited - in Canadian dollars]

                                                                                ACQUIRED
                                                                                BUSINESS
                                                                                [note 1]
                                                                              ------------
                                                 NINE-MONTH     FOUR-MONTH     FIVE-MONTH
                                                PERIOD ENDED   PERIOD ENDED   PERIOD ENDED
                                                SEPTEMBER 30,  SEPTEMBER 30,     MAY 31,
                                                    1998           1997           1997
                                                      $              $              $
-----------------------------------------------------------------------------------------
SALES                                             10,753,516     4,783,299      6,872,887
Cost of sales                                      7,673,266     3,190,790      4,585,154
-----------------------------------------------------------------------------------------
GROSS PROFIT                                       3,080,250     1,592,509      2,287,733
-----------------------------------------------------------------------------------------

EXPENSES
Selling, general and administrative                2,170,751       647,391        736,386
Depreciation and amortization                      1,189,453       541,831        205,043
Interest on long-term and subordinated debt          474,720       332,964             --
Settlement fees [note 4]                           1,109,669            --             --
Interest on special share obligation                  85,311        37,916             --
-----------------------------------------------------------------------------------------
                                                   5,029,904     1,560,102        941,429
-----------------------------------------------------------------------------------------
Income (loss) before income taxes                 (1,949,654)       32,407      1,346,304
Provision for income taxes                                --       102,031        476,423
-----------------------------------------------------------------------------------------
NET INCOME (LOSS) FOR THE PERIOD                  (1,949,654)      (69,624)       869,881

Retained earnings (deficit), beginning of period    (259,491)           --         82,574
-----------------------------------------------------------------------------------------
RETAINED EARNINGS (DEFICIT), END OF PERIOD        (2,209,145)      (69,624)       952,455
=========================================================================================

See accompanying notes

TIERCON COATINGS INC.

                   STATEMENTS OF CHANGES IN FINANCIAL POSITION
                        [Unaudited - in Canadian dollars]

                                                                                                   ACQUIRED
                                                                                                   BUSINESS
                                                                                                   [note 1]
                                                                                                 ------------
                                                         NINE-MONTH           FOUR-MONTH          FIVE-MONTH
                                                        PERIOD ENDED         PERIOD ENDED        PERIOD ENDED
                                                        SEPTEMBER 30,       SEPTEMBER 30,           MAY 31,
                                                            1998                 1997                1997
                                                              $                    $                   $
-------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
Net income (loss) for the period                         (1,949,654)            (69,624)            869,881
Add items not requiring a current cash payment
  Depreciation and amortization                           1,189,453             541,831             205,043
  Write-down of deferred financing costs                    176,669                  --                  --
-----------------------------------------------------------------------------------------------------------
                                                           (583,532)            472,207           1,074,924
Net change in non-cash working capital
  balances related to operations                         (1,349,220)            605,353            (435,472)
-----------------------------------------------------------------------------------------------------------
CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES          (1,932,752)          1,077,560             639,452
-----------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES
Additions to capital assets                                (789,026)           (443,884)           (242,857)
Acquisition of assets                                            --         (11,820,788)                 --
-----------------------------------------------------------------------------------------------------------
CASH USED IN INVESTING ACTIVITIES                          (789,026)        (12,264,672)           (242,857)
-----------------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES
Deferred financing costs                                         --            (400,889)                 --
Issuance of share capital                                        --             500,021                  --
Proceeds from special share obligation                           --           3,500,000                  --
Proceeds from (repayment of) long-term debt, net           (560,000)          4,480,000                  --
Proceeds from (repayment of) subordinated debt           (3,600,000)          3,600,000                  --
Proceeds from loan payable                                4,565,548                  --                  --
Proceeds from (repayment of) loan from
  affiliated company under common control                        --                  --          (1,490,527)
Proceeds from bank loan                                          --                  --             486,320
-----------------------------------------------------------------------------------------------------------
CASH PROVIDED BY (USED IN) FINANCING
  ACTIVITIES                                                405,548          11,679,132          (1,004,207)
-----------------------------------------------------------------------------------------------------------

NET INCREASE (DECREASE) IN CASH
  DURING THE PERIOD                                      (2,316,230)            492,020            (607,612)
Cash, beginning of period                                   593,376                  --             515,534
-----------------------------------------------------------------------------------------------------------
CASH (BANK INDEBTEDNESS), END OF PERIOD                  (1,722,854)            492,020             (92,078)
===========================================================================================================

See accompanying notes

TIERCON COATINGS INC.

                          NOTES TO FINANCIAL STATEMENTS
                              [in Canadian dollars]

Nine-month period ended September 30, 1998, four-month period ended September 30, 1997 and five-month period ended May 31, 1997




1. BASIS OF PRESENTATION

The company was incorporated under the laws of Ontario on May 16, 1997 as Centrifugal Coaters Corp., and was inactive until May 31, 1997 when it acquired substantially all of the assets and the related operating liabilities of a preexisting company, Centrifugal Coaters Inc. [the "acquired business"], in an arm's length transaction. The company changed its name to Centrifugal Coaters Inc. on June 25, 1997 and to Tiercon Coatings Inc.
[the "company"] on October 19, 1998.

The accompanying unaudited interim financial statements as at September 30, 1998 and 1997 and for the nine-month period ended September 30, 1998 and four-month period ended September 30, 1997 present the financial position, results of operations and changes in financial position of the company. The values of the assets and liabilities acquired on May 31, 1997 have been reflected in accordance with the accounting basis established by the transaction described above. The unaudited interim financial statements for the five-month period ended May 31, 1997 present the results of operations and changes in financial position of the unrelated acquired company, Centrifugal Coaters Inc. Management believes these financial statements provide a reasonable basis for comparison since the company's sole activity since inception has been the acquisition of the assets of the acquired business and the continuation of its business [the painting and coating of automotive parts].

The accompanying unaudited interim financial statements of the company have been prepared in Canadian dollars following accounting principles accepted in Canada. These principles are also in conformity, in all material respects, with accounting principles generally accepted in the United States, except as described in note 8 to the interim financial statements. Accordingly , the interim financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments of a normal recurring nature considered necessary for a fair presentation have been included.

Results for interim periods should not be considered indicative of results for a full year. The period-end balance sheets do not include all disclosures required by generally accepted accounting principles. For further information, refer to the audited financial statements and footnotes thereto for the seven-month period ended December 31, 1997.

TIERCON COATINGS INC.

                          NOTES TO FINANCIAL STATEMENTS
                              [in Canadian dollars]

Nine-month period ended September 30, 1998, four-month period ended September 30, 1997 and five-month period ended May 31, 1997




2. CONCENTRATION OF CREDIT RISK

The company provides services to many customers; however, four customers represented 74% of accounts receivable at September 30, 1998 and 43% of sales during the period.

At September 30, 1997, four customers represented 76% of the accounts receivable balance and 79% of sales during the period.

3. LONG-TERM DEBT

As at September 30, 1998 and 1997, the company is not in compliance with two covenants which require that it maintain a specific debt service ratio and ratio of total liabilities to tangible net worth as set out in its credit agreement. As a result, the debt has been classified as current.

4. SUBORDINATED DEBT

The subordinated term debt from two lenders was refinanced by a Canadian subsidiary of Noble International, Ltd. as described in note 5. In addition, $933,000 was paid to the subordinated debt holders in lieu of additional payments and the unamortized deferred financing costs in the amount of $176,669 related to the subordinated debt was written off.

5. LOAN PAYABLE

The loan payable to a Canadian subsidiary of Noble International, Ltd. bears interest at the U.S prime rate and has no specific terms of repayment but will not be called prior to October 1, 1999. This debt was extended to refinance the subordinated debt from two lenders as described in note 4.

6. PROVISION FOR INCOME TAXES

The tax values assigned to the assets acquired from the acquired business were substantially less than their book values. As at September 30, 1997, depreciation and amortization charged to the financial statements exceed capital cost allowance for tax purposes by approximately $210,000. As at September 30, 1998, the company has income tax losses available to reduce future years taxable income of approximately $630,000.

TIERCON COATINGS INC.

                          NOTES TO FINANCIAL STATEMENTS
                              [in Canadian dollars]

Nine-month period ended September 30, 1998, four-month period ended September 30, 1997 and five-month period ended May 31, 1997




7. SUBSEQUENT EVENTS

[a] On October 2, 1998, the shareholders sold their interest in the company to a wholly-owned Canadian subsidiary of Noble International, Ltd.

[b] On October 2, 1998, the special share obligation was refinanced by a Canadian subsidiary of Noble International, Ltd. for $2,000,000. In addition, the interest due at that time was repaid.

[c] On October 2, 1998, the subordinated debt due to the previous owner of the company was repaid.

[d] On December 2, 1998, the company entered into an operating lease for a new paint plant facility which requires initial annual payments of $1,090,000 escalating to $1,200,000 for a term of 15 years commencing on June 1, 1999.

8. RECONCILIATION OF GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN CANADA AND THE UNITED STATES

These financial statements have been prepared in accordance with accounting principles generally accepted in Canada ["Canadian GAAP"] which conform in all material respects with accounting principles generally accepted in the United States ["US GAAP"] except as set forth below:

SPECIAL SHARE OBLIGATION

Under US GAAP, the special share obligation would have been presented separately outside shareholders' equity, and the financing charges associated with that obligation [$85,311 for the nine-month period ended September 30, 1998 and $37,916 for the four-month period ended September 30, 1997] would have been recognized as a direct charge to retained earnings (deficit).

STATEMENTS OF CASH FLOWS

Under US GAAP, non-cash investing and financing transactions are excluded from the statements of cash flows. For the four-month period ended September 30, 1997, the special shares of $3,500,000, issued in partial satisfaction of the purchase price of the acquired business would have been excluded from the statement.

TIERCON COATINGS INC.

                          NOTES TO FINANCIAL STATEMENTS
                              [in Canadian dollars]

Nine-month period ended September 30, 1998, four-month period ended September 30, 1997 and five-month period ended May 31, 1997




INCOME TAXES

Under US GAAP, the company would be required to follow the liability method of accounting for income taxes whereby a deferred tax asset or liability is measured using the enacted tax rates which will be in effect when any differences between the financial statement and tax bases of assets or liabilities reverse.

As at September 30, 1998, the company had a net deferred tax liability of approximately nil. The net deferred tax liability results from the differences between the assigned values and tax bases of the depreciable assets acquired and accounted for as a purchase for financial statement purposes and treated as a non-taxable transaction for income tax purposes. For US GAAP purposes, upon the acquisition of the assets, a deferred tax liability of approximately $977,000 would have been recognized with acquired assets being increased by the same amount. However, the company has recognized the benefit of the income tax asset relating to its loss carryforwards to fully offset this deferred tax liability as at September 30, 1998.

The impact of these differences on the financial statements is as follows:

BALANCE SHEETS

                                                            1998            1997
                                                              $               $
--------------------------------------------------------------------------------
TOTAL ASSETS UNDER CANADIAN GAAP                      14,246,598      14,401,788
Adjustments
  Goodwill                                               977,000         977,000
  Less amortization                                      (66,000)        (16,000)
--------------------------------------------------------------------------------
TOTAL ASSETS UNDER US GAAP                            15,157,598      15,362,788
--------------------------------------------------------------------------------

TOTAL LIABILITIES UNDER CANADIAN GAAP                 15,955,722      13,971,391
Adjustments
  Deferred income taxes                                  333,000         911,000
  Special share obligation                            (3,500,000)     (3,500,000)
--------------------------------------------------------------------------------
TOTAL LIABILITIES UNDER US GAAP                       12,788,722      11,382,391
================================================================================

TIERCON COATINGS INC.

                          NOTES TO FINANCIAL STATEMENTS
                              [in Canadian dollars]

Nine-month period ended September 30, 1998, four-month period ended September 30, 1997 and five-month period ended May 31, 1997



STATEMENTS OF INCOME (LOSS)

                                                                           ACQUIRED
                                                                           BUSINESS
                                                                           [note 1]
                                                                         ------------
                                         NINE-MONTH       FOUR-MONTH      FIVE-MONTH
                                        PERIOD ENDED     PERIOD ENDED    PERIOD ENDED
                                        SEPTEMBER 30,    SEPTEMBER 30,      MAY 31,
                                            1998             1997            1997
                                              $                $               $
-------------------------------------------------------------------------------------
NET INCOME (LOSS) FOR THE PERIOD
  UNDER CANADIAN GAAP                    (1,949,654)       (69,624)        869,881
Adjustments
  Depreciation and amortization              37,000         16,000              --
  Interest on special share obligation      (85,311)       (37,916)             --
  Deferred income taxes                    (522,000)       (66,000)             --
----------------------------------------------------------------------------------
NET INCOME (LOSS) FOR THE PERIOD
  UNDER US GAAP                          (1,379,343)        18,292         869,881
==================================================================================

TIERCON COATINGS INC.

                          NOTES TO FINANCIAL STATEMENTS
                              [in Canadian dollars]

Nine-month period ended September 30, 1998, four-month period ended September 30, 1997 and five-month period ended May 31, 1997



STATEMENTS OF CHANGES IN FINANCIAL POSITION

                                                                                          ACQUIRED
                                                                                          BUSINESS
                                                                                          [note 1]
                                                                                        ------------
                                                 NINE-MONTH          FOUR-MONTH          FIVE-MONTH
                                                PERIOD ENDED        PERIOD ENDED        PERIOD ENDED
                                                SEPTEMBER 30,       SEPTEMBER 30,          MAY 31,
                                                    1998                1997                1997
                                                      $                   $                   $
---------------------------------------------------------------------------------------------------
CASH PROVIDED BY (USED IN)  OPERATING
  ACTIVITIES UNDER CANADIAN GAAP                 (1,932,752)          1,077,560             639,452
Adjustment
  Special share obligation                           85,311              37,916                  --
---------------------------------------------------------------------------------------------------
CASH PROVIDED BY (USED IN) OPERATING
  ACTIVITIES UNDER US GAAP                       (1,847,441)          1,115,476             639,452
===================================================================================================

CASH USED IN INVESTING ACTIVITIES
  UNDER CANADIAN GAAP                              (789,026)        (12,264,672)           (242,857)
Adjustment
  Special share obligation                               --           3,500,000                  --
---------------------------------------------------------------------------------------------------
CASH USED IN INVESTING ACTIVITIES
  UNDER US GAAP                                    (789,026)         (8,764,672)           (242,857)
===================================================================================================

CASH PROVIDED BY (USED IN) FINANCING
  ACTIVITIES UNDER CANADIAN GAAP                    405,548          11,679,132          (1,004,207)
Adjustments
  Proceeds from special share obligation                 --          (3,500,000)                 --
  Dividend paid                                     (85,311)            (37,916)                 --
---------------------------------------------------------------------------------------------------
CASH PROVIDED BY (USED IN) FINANCING
  ACTIVITIES UNDER US GAAP                          320,237           8,141,216          (1,004,207)
===================================================================================================

TIERCON COATINGS INC.
UNAUDITED BALANCE SHEETS
AS AT SEPTEMBER 30

                                                                               1998                                       1997
                                                  1998     US$ f/x rate    US$ Conversion      1997    US$ f/x rate  US$ Conversion
                                                  CAN $    Sept. 30, 98       Amounts          CAN $     30-Sep-97       Amounts
-----------------------------------------------------------------------------------------------------------------------------------
ASSETS
CURRENT                                                         1.5312                                    1.3811
Cash                                                    --                          --         492,020                   356,252
Accounts receivable                              3,028,769                   1,978,036       2,183,858                 1,581,245
Inventories                                        842,717                     550,364         405,219                   293,403
Prepaid expenses                                   118,660                      77,495         108,438                    78,516
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                             3,990,146                   2,605,895       3,189,535                 2,309,416
-----------------------------------------------------------------------------------------------------------------------------------
Deferred financing cost, net                       145,779                      95,206         374,163                   270,917
Capital assets, net                              7,209,727                   4,708,547       7,698,614                 5,574,263
Goodwill, net                                    3,811,946                   2,489,515       4,100,476                 2,968,993
-----------------------------------------------------------------------------------------------------------------------------------
                                                15,157,598                   9,899,163      15,362,788                11,123,589
===================================================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)
CURRENT
Bank indebtedness                                1,722,854                   1,125,166              --                        --
Accounts payable and accrued liabilities         2,335,320                   1,525,157       2,137,360                 1,547,578
Income taxes payable                                    --                          --         102,031                    73,877
Current portion of long-term debt                3,680,000                   2,403,344       4,480,000                 3,243,791
Current portion of subordinated debt               152,000                      99,269              --                        --
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                        7,890,174                   5,152,936       6,719,391                 4,865,246
-----------------------------------------------------------------------------------------------------------------------------------
Subordinated debt                                       --                          --       3,752,000                 2,716,675
Loan payable                                     4,565,548                   2,981,680              --                        --
Deferred income taxes                              333,000                     217,476         911,000                   659,619
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                               12,788,722                   8,352,092      11,382,391                 8,241,540
-----------------------------------------------------------------------------------------------------------------------------------

Special Share Obligation                         3,500,000                   2,285,789       3,500,000                 2,534,212

SHAREHOLDERS' EQUITY (DEFICIENCY)
Share capital                                      500,021                     326,555         500,021                   362,045
Contributed surplus                                     --                          --              --                        --
Retained earnings (deficiency)                  (1,631,145)                 (1,114,245)        (19,624)                  (14,173)
Cumulative translation adjustment                                               48,972              --                       (35)
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY (DEFICIENCY)         (1,131,124)                   (738,718)        480,397                   347,837
-----------------------------------------------------------------------------------------------------------------------------------
                                                15,157,598                   9,899,163      15,362,788                11,123,589
===================================================================================================================================

Difference                                              --                                          --                        (0)

TIERCON COATINGS INC.
UNAUDITED STATEMENTS OF INCOME (LOSS) AND RETAINED EARNINGS (DEFICIT)



                                                                Nine months                                Four months
                                      Nine months              ended 09/30/98  Four months              ended 09/30/97
                                     ended 09/30/98   Average       US$       ended 09/30/97   Average         US$
                                           $         US$ rate      Amount           $          US$ rate      Amount
----------------------------------------------------------------------------------------------------------------------
SALES                                  10,753,516    1.46390     7,345,800      4,783,299      1.38460    3,454,643
Cost of sales                           7,673,266                5,241,660      3,190,790                 2,304,485
----------------------------------------------------------------------------------------------------------------------
GROSS PROFIT                            3,080,250                2,104,140      1,592,509                 1,150,158
----------------------------------------------------------------------------------------------------------------------

EXPENSES
Selling, general and administrative     2,170,751                1,482,855        647,391                   467,565
Depreciation and amortization           1,226,453                  837,798        557,831                   402,882
Interest on long-term and
  subordinated debt                       474,720                  324,284        332,964                   240,477
Settlement fees                         1,109,669                  758,022             --                        --
----------------------------------------------------------------------------------------------------------------------
                                        4,981,593                3,402,959      1,538,186                 1,110,924
----------------------------------------------------------------------------------------------------------------------
Income (loss) before income taxes      (1,901,343)              (1,298,819)        54,323                    39,234
Provision for (recovery of)
  income taxes
  - current                                    --                       --        102,031                    73,690
  - deferred                             (522,000)                (356,582)       (66,000)                  (47,667)
----------------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS) FOR THE PERIOD       (1,379,343)                (942,237)        18,292                    13,211

Retained earnings (deficit),
  beginning of period                    (166,491)                (113,731)            --                        --
Dividend paid                             (85,311)                 (58,277)       (37,916)                  (27,384)
----------------------------------------------------------------------------------------------------------------------
RETAINED EARNING (DEFICIT),
  END OF PERIOD                        (1,631,145)              (1,114,245)       (19,624)                  (14,173)
======================================================================================================================

                                                         Acquired Business
                                            --------------------------------------------
                                                                            Five months
                                             Five months                  ended 05/31/97
                                            ended 05/31/97   Average           US$
                                                   $         US$ rate         Amount
----------------------------------------------------------------------------------------
SALES                                          6,872,887       1.37         5,016,706
Cost of sales                                  4,585,154                    3,346,828
----------------------------------------------------------------------------------------
GROSS PROFIT                                   2,287,733                    1,669,878
----------------------------------------------------------------------------------------

EXPENSES
Selling, general and administrative              736,386                      537,508
Depreciation and amortization                    205,043                      149,666
Interest on long-term and
  subordinated debt                                   --                           --
Settlement fees                                                                    --
----------------------------------------------------------------------------------------
                                                 941,429                      687,174
----------------------------------------------------------------------------------------
Income (loss) before income taxes              1,346,304                      982,704
Provision for (recovery of)
  income taxes                                   476,423                      347,754
  - current                                           --                           --
  - deferred                                          --                           --
----------------------------------------------------------------------------------------
NET INCOME (LOSS) FOR THE PERIOD                 869,881                      634,950

Retained earnings (deficit),
  beginning of period                             82,574                       60,273
Dividend paid                                         --                           --
----------------------------------------------------------------------------------------
RETAINED EARNING (DEFICIT),
  END OF PERIOD                                  952,455                      695,223
========================================================================================

TIERCON COATINGS INC.
UNAUDITED STATEMENTS OF CASH FLOWS

                                                                               Nine-months                             Four-months
                                                     Nine-months     AVERAGE  ended 09/30/98   Four-months   AVERAGE  ended 09/30/97
                                                    ended 09/30/98     US$         US$       ended 09/30/97    US$         US$
                                                          $           RATE       Amount           $           RATE       Amount
------------------------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES                                                 1.46390                                  1.3846
Net income (loss) for the period                      (1,379,343)               (942,237)         18,292                 13,211
Add item not requiring a current cash payment                 --
  Depreciation and amortization                        1,226,453                 837,798         557,831                402,882
  Write-down of deferred financing costs                 176,669                 120,684              --                     --
  Deferred income taxes                                 (522,000)               (356,582)        (66,000)               (47,667)
------------------------------------------------------------------------------------------------------------------------------------
                                                        (498,221)               (340,337)        510,123                368,426
Net change in non-cash working capital
  balances related to operations                      (1,349,220)               (921,661)        605,353                437,204
------------------------------------------------------------------------------------------------------------------------------------
CASH PROVIDED BY OPERATING ACTIVITIES                 (1,847,441)             (1,261,998)      1,115,476                805,630
------------------------------------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES
Additions to capital assets                             (789,026)               (538,989)       (443,884)              (320,586)
Purchase of assets, net                                                               --      (8,320,788)            (6,009,525)
------------------------------------------------------------------------------------------------------------------------------------
CASH USED IN INVESTING ACTIVITIES                       (789,026)               (538,989)     (8,764,672)            (6,330,111)
------------------------------------------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES
Deferred financing costs                                                              --        (400,889)              (289,534)
Issuance of share capital                                                             --         500,021                361,130
Proceeds from long-term debt                                                          --       4,480,000              3,235,592
Repayment of long-term debt                             (560,000)               (382,540)             --                     --
Proceeds from (repayment of) subordinated debt        (3,600,000)             (2,459,184)      3,600,000              2,600,029
Proceeds from loan payable                             4,565,548               3,118,757              --                     --
Proceeds from (repayment of)
  loan to parent company                                      --                      --              --                     --
Proceeds from (repayment of)
  loan from affiliated company under common control                                   --              --                     --
Repayment of mortgage payable                                                         --              --                     --
Proceeds from (repayment of) bank loan                                                --              --                     --
Dividend paid                                            (85,311)                (58,277)        (37,916)               (27,384)
------------------------------------------------------------------------------------------------------------------------------------
CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES          320,237                 218,756       8,141,216              5,879,833
------------------------------------------------------------------------------------------------------------------------------------
NET INCREASE (DECREASE) IN CASH DURING THE PERIOD     (2,316,230)             (1,582,231)        492,020                355,352
====================================================================================================================================


                                                               Acquired Business
                                                      -----------------------------------
                                                       Five-months     AVERAGE    1997
                                                      ended 05/31/97     US$       US$
                                                            $           RATE      Amount
-----------------------------------------------------------------------------------------
OPERATING ACTIVITIES                                                    1.37
Net income (loss) for the period                          869,881                 634,941
Add item not requiring a current cash payment
  Depreciation and amortization                           205,043                 149,664
  Write-down of deferred financing costs                       --                      --
  Deferred income taxes
-----------------------------------------------------------------------------------------
                                                        1,074,924                 784,605
Net change in non-cash working capital
  balances related to operations                         (435,472)               (317,859)
-----------------------------------------------------------------------------------------
CASH PROVIDED BY OPERATING ACTIVITIES                     639,452                 466,746
-----------------------------------------------------------------------------------------

INVESTING ACTIVITIES
Additions to capital assets                              (242,857)               (177,265)
Purchase of assets, net                                        --
-----------------------------------------------------------------------------------------
CASH USED IN INVESTING ACTIVITIES                        (242,857)               (177,265)
-----------------------------------------------------------------------------------------

FINANCING ACTIVITIES
Deferred financing costs                                       --                      --
Issuance of share capital                                      --                      --
Proceeds from long-term debt                                   --                      --
Repayment of long-term debt                                    --                      --
Proceeds from (repayment of) subordinated debt                 --                      --
Proceeds from loan payable                                     --                      --
Proceeds from (repayment of)
  loan to parent company                                       --                      --
Proceeds from (repayment of)
  loan from affiliated company under common control    (1,490,527)             (1,087,960)
Repayment of mortgage payable                                                          --
Proceeds from (repayment of) bank loan                    486,320                 354,973
Dividend paid                                                                          --
-----------------------------------------------------------------------------------------
CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES        (1,004,207)               (732,987)
-----------------------------------------------------------------------------------------
NET INCREASE (DECREASE) IN CASH DURING THE PERIOD        (607,612)               (443,506)
=========================================================================================

                      H & H STEEL PROCESSING COMPANY, INC.


                              FINANCIAL STATEMENTS

                                      AS OF

                           DECEMBER 31, 1997 AND 1996


                                  TOGETHER WITH

                                AUDITORS' REPORT

                    Report of Independent Public Accountants


To the Board of Directors of
    H & H Steel Processing Company, Inc.:


         We have audited the accompanying balance sheets of H & H STEEL PROCESSING COMPANY, INC. (an Ohio corporation) as of December 31, 1997 and 1996, and the related statements of earnings, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of H & H Steel Processing Company, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



Cincinnati, Ohio,
     June 12, 1998

                      H & H STEEL PROCESSING COMPANY, INC.

                                 BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996


                                                                                    1997                   1996
                                                                                ------------           ------------
ASSETS
CURRENT ASSETS:
    Cash and cash equivalents                                                   $    353,450           $  1,104,640
    Investment securities (Note 4)-
        Available-for-sale                                                                --                270,145
        Trading                                                                    3,424,246              2,398,604
    Receivables (Notes 5, 8 and 10)-
        Trade, less allowance for doubtful accounts of $94,000 in 1997
          and 1996                                                                 2,030,439              1,943,277
        Stockholders and affiliates                                                   17,887                288,376
        Other                                                                         89,458                 86,465
    Inventories (Notes 3 and 5)                                                       62,485                     --
    Prepaids and deposits                                                            128,954                156,978
                                                                                ------------           ------------
                Total current assets                                               6,106,919              6,248,485
INVESTMENT IN PARTNERSHIP (Note 9)                                                 1,381,025              1,248,443
PROPERTY, PLANT AND EQUIPMENT, net (Notes 3 and 5)                                11,948,350             12,428,891
DEFERRED FINANCING FEES AND OTHER, net (Note 3)                                      107,125                219,430
                                                                                ------------           ------------
                                                                                $ 19,543,419           $ 20,145,249
                                                                                ============           ============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
    Current maturities of long-term obligations (Note 5)                        $  1,450,000           $  1,450,000
    Accounts payable                                                                 458,523                281,575
    Accrued commissions and wages                                                    196,544                110,747
    Accrued and withheld payroll taxes                                                 6,567                 68,594
    Other accrued expenses                                                           973,708                682,106
    Accrued dividends                                                                391,194                495,000
                                                                                ------------           ------------
                Total current liabilities                                          3,476,536              3,088,022
                                                                                ------------           ------------
LONG-TERM OBLIGATIONS, less current maturities (Note 5)                            3,683,342              5,133,338
                                                                                ------------           ------------

COMMITMENTS AND CONTINGENCIES (Note 6)
STOCKHOLDERS' EQUITY (Note 2):
    Common stock, no par value, 100 shares authorized,
      issued and outstanding, stated at                                                1,000                  1,000
    Unrealized gain on securities available-for-sale                                      --                  3,643
    Retained earnings                                                             12,486,012             12,267,328
                                                                                ------------           ------------
                                                                                  12,487,012             12,271,971
    Note receivable, stockholder                                                    (103,471)              (348,082)
                                                                                ------------           ------------
                                                                                  12,383,541             11,923,889
                                                                                ------------           ------------
                                                                                $ 19,543,419           $ 20,145,249
                                                                                ============           ============


                 The accompanying notes to financial statements
                  are an integral part of these balance sheets

                      H & H STEEL PROCESSING COMPANY, INC.

                             STATEMENTS OF EARNINGS

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996



                                                                        1997                    1996
                                                                    ------------           ------------
SALES (Note 10)                                                     $ 15,359,324           $ 14,894,344

COST OF SALES AND SERVICES                                             8,098,383              7,385,981
                                                                    ------------           ------------
             Gross profit                                              7,260,941              7,508,363

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                           5,256,145              3,740,809
                                                                    ------------           ------------
             Operating profit                                          2,004,796              3,767,554

OTHER INCOME (EXPENSE):
   Interest expense, net                                                (388,502)              (326,864)
   Realized gain (loss) on sale of trading securities, net                48,748               (166,322)
   Unrealized gain (loss) on trading securities                          110,028               (158,672)
   Other                                                                 157,614                 29,210
                                                                    ------------           ------------
                                                                         (72,112)              (622,648)
                                                                    ------------           ------------
             Earnings before equity in earnings of
               partnership                                             1,932,684              3,144,906

EQUITY IN EARNINGS OF PARTNERSHIP (Note 9)                               132,582                240,949
                                                                    ------------           ------------
             Net earnings                                           $  2,065,266           $  3,385,855
                                                                    ============           ============



                 The accompanying notes to financial statements
                    are an integral part of these statements.

                      H & H STEEL PROCESSING COMPANY, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996



                                                                                                 UNREALIZED
                                                                                                    GAIN
                                                                                                  (LOSS) ON
                                     COMMON                                          NOTE         AVAILABLE-
                                      SHARES      COMMON         RETAINED         RECEIVABLE,      FOR-SALE
                                   OUTSTANDING     STOCK         EARNINGS         STOCKHOLDER     SECURITIES           TOTAL
                                   -----------     -----       ------------       -----------     ----------       ------------
BALANCE, December 31, 1995              100       $1,000       $ 10,216,932        $(348,082)       $ 6,811        $  9,876,661

Net earnings                             --           --          3,385,855               --             --           3,385,855

Net unrealized loss on available-
  for-sale securities                    --           --                 --               --         (3,168)             (3,168)

Dividends declared                       --           --         (1,335,459)              --             --          (1,335,459)
                                        ---       ------       ------------        ---------        -------        ------------

BALANCE, December 31, 1996              100        1,000         12,267,328         (348,082)         3,643          11,923,889

Net earnings                             --           --          2,065,266               --             --           2,065,266

Change in stockholder
  receivable                             --           --                 --          244,611             --             244,611

Net unrealized loss on available-
  for-sale securities                    --           --                 --               --         (3,643)             (3,643)

Dividends declared                       --           --         (1,846,582)              --             --          (1,846,582)
                                        ---       ------       ------------        ---------        -------        ------------
BALANCE, December 31, 1997              100       $1,000       $ 12,486,012        $(103,471)       $    --        $ 12,383,541
                                        ===       ======       ============        =========        =======        ============


                 The accompanying notes to financial statements
                   are an integral part of these statements.

                      H & H STEEL PROCESSING COMPANY, INC.

                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996



                                                                           1997               1996
                                                                        -----------        -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net earnings                                                        $ 2,065,266        $ 3,385,855
    Adjustments to reconcile net earnings to net cash provided by operating activities-
       Depreciation and amortization                                      1,296,520          1,110,638
       Equity in earnings of partnership                                   (132,582)          (240,949)
       Decrease (increase) in receivables, inventory and prepaids
         and deposits                                                      (124,616)           316,470
       Unrealized (gain)/loss on trading securities                        (110,028)           158,672
       Purchases of trading securities                                   (4,631,894)        (6,259,947)
       Proceeds from sale of trading securities                           3,716,280          5,777,881
       Increase (decrease) in accounts payable, accrued expenses,
         income taxes                                                       492,320           (520,404)
       Loss (gain) on sale of fixed assets, net                                (579)            15,958
                                                                        -----------        -----------
              Net cash provided by operating activities                   2,570,687          3,744,174
                                                                        -----------        -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to property, plant and equipment, including
     construction in progress, net                                         (732,309)        (2,725,174)
    Proceeds from sale of fixed assets                                        4,216              9,855
    Decrease in notes receivable stockholder and affiliates, net            515,100            211,358
    Proceeds from sale of available-for-sale securities, net                266,502            878,103
                                                                        -----------        -----------
              Net cash provided by (used in) investing activities            53,509         (1,625,858)
                                                                        -----------        -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Net payments of long-term obligations                                (1,449,996)        (1,449,996)
    Decrease (increase) in deferred financing fees and other                 24,998            (86,136)
    Dividends paid                                                       (1,950,388)        (1,599,199)
                                                                        -----------        -----------
              Net cash used in financing activities                      (3,375,386)        (3,135,331)
                                                                        -----------        -----------
              Net decrease in cash and cash equivalents                    (751,190)        (1,017,015)
CASH AND CASH EQUIVALENTS, beginning of year                              1,104,640          2,121,655
                                                                        -----------        -----------

CASH AND CASH EQUIVALENTS, end of year                                  $   353,450        $ 1,104,640
                                                                        ===========        ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
    Interest paid during the year, net of interest
     capitalized in 1996                                                $   396,860        $   390,473
                                                                        ===========        ===========




              The accompanying notes to financial statements are an
                       integral part of these statements.

                      H & H STEEL PROCESSING COMPANY, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1996



(1)    Organization and Business Activities-

       The primary business activities of H & H Steel Processing Company, Inc. (the Company) are shearing, slitting and automotive configurated blanking. The Company currently has five locations throughout Ohio and Indiana.


(2)    Income Taxes - Election of S Corporation Status-

       As of July 1, 1989, the Company elected for federal and state income tax purposes to include its taxable income with that of its stockholders (an S Corporation election). During the periods the S Corporation election is in effect the stockholders will receive distributions in amounts equal to their estimated federal and state tax liabilities attributable to the earnings of the Company.

       In connection with the S Corporation election, net income for the years ended December 31, 1997 and 1996 does not include provisions for income taxes of approximately $846,000 and $1,362,000, respectively which would otherwise be considered in the determination of net income.

       Deferred taxes result primarily from the use of accelerated methods of depreciation of fixed assets for tax purposes. In the event the S Corporation election is terminated, deferred income taxes applicable to these differences would be reflected in the accompanying financial statements. The components of retained earnings at December 31, 1997 and 1996 are as follows:


                                                1997              1996
                                            -----------       -----------
       Deferred taxes                       $   433,621       $   266,624
       Unrestricted retained earnings        12,052,391        12,000,704
                                            -----------       -----------
                                            $12,486,012       $12,267,328
                                            ===========       ===========

(3)    Summary of Significant Accounting Policies-

       (a) Cash and Cash Equivalents--The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

       (b) Inventories--Inventories are stated at the lower of cost or market. The inventory balance at December 31, 1997 consisted mainly of dies. The Company maintained no inventory balance at December 31, 1996.

       (c) Property, Plant and Equipment--Property, plant and equipment are recorded at cost, less accumulated depreciation computed using the straight-line method over the estimated useful lives of the related assets. Property, plant and equipment along with the related estimated useful lives as of December 31, 1997 and 1996 are as follows:


                                                                                     USEFUL
                                               1997                1996               LIVES
                                           ------------        ------------       ------------
       Land                                $    638,892        $    638,892            N/A
       Buildings and improvements             7,589,420           7,302,765         10-40 yrs
       Machinery and equipment                9,986,847           9,436,733         3-10 yrs
       Transportation equipment                 321,512             311,733         3-10 yrs
       Furniture and fixtures                   584,963             520,333         3-10 yrs
       Rental property                               --              36,328         5-10 yrs
       Construction in progress                  70,623             222,025            N/A
                                           ------------        ------------
                Total cost                   19,192,257          18,468,809
       Less-accumulated depreciation         (7,243,907)         (6,039,918)
                                           ------------        ------------
                                           $ 11,948,350        $ 12,428,891
                                           ============        ============


              Interest costs incurred for the construction of certain long-lived assets are capitalized during the period such assets are under construction. No interest costs were capitalized in 1997. Interest costs capitalized were $94,900 for the year ended December 31, 1996.

       (d) Deferred Financing Fees--The Company provides for amortization of deferred financing fees using the straight-line method over the lives of various outstanding obligations which range from five to fifteen years.

       (e) Advertising--The Company expenses advertising costs as incurred. Advertising expense approximated $35,700 and $20,400 in 1997 and 1996, respectively.

       (f) Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


(4)    Investment Securities-

       The Company has adopted Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities." The Company's investments are accounted for as follows:

       - Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with both realized and unrealized gains and losses included in earnings.

       - Investments not classified as trading securities or held-to-maturity are classified as available-for-sale securities and reported at fair value. Net unrealized gains and losses for these securities are excluded from earnings and reported in a separate component of stockholders' equity.

       Realized gains (losses) are calculated based upon the proceeds received less original cost.

       Investment securities are composed of the following at December 31:


                                             1997             1996
                                          ----------       ----------
       U.S. Treasuries and agencies       $2,892,264       $2,556,481
       Certificates of deposit               100,000               --
       Corporate bonds                            --          100,000
       Investment trusts                     309,505               --
       Equity securities                     122,477           12,268
                                          ----------       ----------
                                          $3,424,246       $2,668,749
                                          ==========       ==========

(5)    Debt-

       (a) Short-Term Borrowings--The Company has a revolving line-of-credit with a bank of up to $4,000,000 which accrues interest at prime less 1/2% and matures on October 15, 1998. Borrowings are secured by accounts receivable, inventory and certain other assets of the Company. There were no borrowings against the line at December 31, 1997 or 1996.

       (b) Long-Term Obligations--Long-term obligations consist of the following as of December 31:


                                                                                   1997                1996
                                                                                -----------        -----------
       City of Lawrence, Indiana, Economic Development Revenue Bonds,
          floating monthly rate, 4.30% and 4.20% at December 31, 1997 and
          1996, respectively, due in semi-annual installments through
          August 2005, secured by substantially all the assets of the
          Lawrence, Indiana facility                                            $ 2,000,000        $ 2,250,000

       Term loan with a bank, 7.98%, payable monthly in equal principal payments through June 1999, secured by equipment, inventory,
          accounts receivable and intangibles                                       300,000            500,000

       Term loan with a bank, 7.63%, payable monthly in equal principal payments through October 12, 2000, secured by equipment,
          inventory, accounts receivable and intangibles                          2,833,342          3,833,338
                                                                                -----------        -----------
                                                                                  5,133,342          6,583,338

       Less-current maturities                                                   (1,450,000)        (1,450,000)
                                                                                -----------        -----------
                                                                                $ 3,683,342        $ 5,133,338
                                                                                ===========        ===========

       The Company has the option to select either a variable or fixed interest rate for the Economic Development Revenue Bonds (the Bonds). If a fixed interest rate is selected for a period of time, the rate assigned will approximate the market rate for comparable securities, not to exceed 12%. If the Bonds are at a variable rate the Bondholders reserve the right to demand payment on the Bonds. In the event that any of the Bondholders exercise their rights, a remarketing agent is responsible for remarketing the Bonds on a best efforts basis for not less than the outstanding principal and accrued interest. If the remarketing agent is not successful, there will be an automatic draw on a remarketing loan due 366 days after the draw. The

       Bonds are secured by a letter of credit which expires July 31, 1999 and carries a per annum charge of 13/8% of the then outstanding balance of the Bonds plus 48 days interest at 12%.

       Among others, the Company is required by the bank to maintain a certain minimum net worth and a compensating balance of $250,000.

       Scheduled maturities of the Company's long-term obligations at December 31, 1997, assuming the bonds are held to their maturity or are successfully remarketed, are as follows:


                            YEAR ENDING                          AMOUNT
                            -----------                        ----------
                                1998                           $1,450,000
                                1999                            1,350,000
                                2000                            1,083,342
                                2001                              250,000
                                2002                              250,000
                             Thereafter                           750,000
                                                               ----------
                                                               $5,133,342
                                                               ==========

       Subsequent to yearend, the Company entered into two additional term notes with a bank for a $2,500,000 and $1,000,000. These notes bear interest at fixed rates of 7.10% and 7.15%, respectively. The $2,000,000 note is payable in monthly installments of $41,667 beginning March 1, 1998 for 60 months and matures on January 22, 2003. The $1,000,000 note is payable in monthly installments of $16,667 beginning August 1, 1998 for 60 months and matures on June 25, 2003. These borrowings will be used to fund an expansion at one of the Company's processing facilities.


(6)    Commitments and Contingencies-

       (a) Operating Leases--The Company leases certain vehicles used in its operations under noncancelable operating leases. Minimum required payments under these lease agreements are as follows:

                       YEAR                             AMOUNT
                       ----                            --------
                       1998                            $ 59,500
                       1999                              31,700
                       2000                              11,900
                                                       --------
                                                       $103,100
                                                       ========

       During 1997 and 1996 rental expense associated with these leases approximated $77,300 and $54,400, respectively.

       (b) Guarantees--The Company has guaranteed $2,000,000 in personal loans of the majority shareholder at December 31, 1997.


(7)    Employee Benefit Plans-

       (a) Salaried 401(k) Plan--In 1992, the Company established a 401(k) plan for the benefit of salaried employees previously covered under the Company's defined benefit plan which was terminated in 1992. Under this plan, the Company matches employee contributions, up to 3% of the employee's wages. Total expense approximated $37,500 and $59,300 for the years ended December 31, 1997 and 1996, respectively.

       (b) 401(k) Plan--In 1987, the Company established a 401(k) plan which covers substantially all union employees. Under this plan, the Company matches employee contributions up to 4% of employee wages. Total expense approximated $57,000 and $40,900 for the years ended December 31, 1997 and 1996, respectively.


(8)    Transactions with Affiliate-

       Through September 30, 1997, the Company rented real estate and equipment to Strip Processing Equipment Company (Strip Processing), which was majority-owned by the estate of the former principal stockholder of the Company. Rental income from Strip Processing was $7,000 and $12,000 in 1997 and 1996, respectively. The Company also purchased equipment and parts from Strip Processing and engaged it to perform maintenance on certain equipment in the normal course of business. These purchases approximated $458,000 and $569,000 in 1997 and 1996, respectively.

       Effective September 30, 1997, the operations of Strip Processing were merged into the Company and continues as a division of the Company. The following assets of Strip Processing were acquired in settlement of the Company's outstanding receivable from Strip Processing:

                     Cash                          $113,151
                     Inventories                     42,078
                     Machinery and equipment         23,329
                                                   --------
                                                   $178,558
                                                   ========


(9)    Investment and Earnings in Partnership-

       (a) Investment in Partnership--On September 1, 1988, the Company entered into a partnership agreement with a previously unrelated entity. Concurrent with entering into the partnership agreement, the Company exchanged a 50% interest in property, plant and equipment of one of their operating facilities for cash of $720,000 and like kind property of another steel company. The Company and its partner then contributed $50,000 each and their respective interests in the operating facility to Precision Blanking Limited (the Partnership). The Partnership provides first operational blanks to the automotive industry.

       (b) Earnings in Partnership--The Company's 50% investment in the Partnership is recorded using the equity method. The following is a summary of the Partnership's financial position and results of operations for the years ended December 31, 1997 and 1996.


                                              1997                1996
                                           ----------          ----------
       Total assets                        $5,426,138          $5,208,563
                                           ==========          ==========
       Total liabilities                   $1,741,752          $1,646,083
                                           ==========          ==========
       Partners' equity                    $3,684,386          $3,562,480
                                           ==========          ==========
       Net income                          $  121,908          $  338,644
                                           ==========          ==========

       The Company's carrying amount of this investment and earnings of the partnership differ from the Company's pro-rata portion of the Partnerships' equity and net income. These differences are the result of certain assets contributed to the Partnership by the Company having a higher carrying value on the Partnership's financial statements than the Company's underlying basis in the assets contributed. In addition, depreciation expense relative to these assets and amortization of certain intangibles is higher on the Partnership financial statements than the amount included in "Earnings of Partnership" in the accompanying financial statements.


(10)   Major Customers and Concentrations of Credit Risk-

       The Company deals mainly with major steel companies and thus does not require its customers to pledge collateral in satisfaction of trade receivable obligations.

       The Company had sales to three large steel companies in 1997 which approximated 70% of the Company's total sales for the year. In 1996, sales to four large steel companies approximated 87% of the Company's total sales for the year. At December 31, 1997 and 1996, accounts receivable from these customers approximated 50% and 80% of total accounts receivable, respectively.


(11)   Subsequent Event-

       Subsequent to December 31, 1997, the Company commenced negotiations with Noble International, Ltd. (Noble) whereby Noble could acquire the operating assets and assume certain liabilities of the Company.

                      H & H STEEL PROCESSING COMPANY, INC.
                            STATEMENTS OF CASH FLOWS



                                                                            NINE MONTHS ENDED
                                                                               SEPTEMBER 30,     YEAR ENDED        YEAR ENDED
                                                                                   1998          DECEMBER 31,      DECEMBER 31,
                                                                                (UNAUDITED)          1997             1996
                                                                            -----------------    -----------       -----------
Cash Flows From Operating Activities
     Net Earnings                                                              $   582,728       $ 2,065,266       $ 3,385,855
     Adjustments to reconcile net earnings to
        net cash provided by operations
            Depreciation and amortization                                        1,295,854         1,296,520         1,110,638
            Equity in earnings of partnership                                     (118,612)         (132,582)         (240,949)
        Changes in operating assets and liabilities
                Decrease (Increase) in receivables, inventory, prepaids
                    and deposits                                                   386,836          (124,616)          316,470
                Unrealized (gain)/loss on trading securities                       (14,042)         (110,028)          158,672
                Proceeds from sales of trading securities, net                    (686,985)         (915,614)         (482,066)
                Increase (decrease) in accounts payable, accrued expenses         (250,967)          492,320          (520,404)
                Loss (gain) on sale of fixed assets, net                                --              (579)           15,958
                                                                               -----------       -----------       -----------

                    Net cash provided by operating activities                    1,194,813         2,570,687         3,744,174
                                                                               -----------       -----------       -----------

Cash Flows From Investing Activities
     Additions to property, plant and equipment, including
        construction in progress, net                                           (2,794,151)         (732,309)       (2,725,174)
     Proceeds from sale of fixed assets                                                 --             4,216             9,855
     Decrease in notes receivable stockholder and affiliates, net                  121,358           515,100           211,358
     Purchase of remaining equity of partnership, net of cash rec'd               (138,541)               --                --
     Proceeds from sale of available-for-sales securities, net                          --           266,502           878,103
                                                                               -----------       -----------       -----------

                    Net cash provided by (used in) investing activities         (2,811,334)           53,509        (1,625,858)
                                                                               -----------       -----------       -----------

Cash Flows From Financing Activities
     Proceeds from term notes payable                                            3,500,000                --                --
     Net payments of long-term obligations                                      (1,491,664)       (1,449,996)       (1,449,996)
     Net proceeds from working capital line                                      2,140,085                --                --
     Decrease (increase) in deferred financing fees and other                           --            24,998           (86,136)
     Dividends paid                                                             (1,184,893)       (1,950,388)       (1,599,199)
                                                                               -----------       -----------       -----------

                    Net cash provided by (used in) financing activities          2,963,528        (3,375,386)       (3,135,331)
                                                                               -----------       -----------       -----------

                    Net increase (decrease) in cash                              1,347,007          (751,190)       (1,017,015)

Cash at beginning of period                                                        353,450         1,104,640         2,121,655
                                                                               -----------       -----------       -----------

Cash at end of period                                                          $ 1,700,457       $   353,450       $ 1,104,640
                                                                               ===========       ===========       ===========

Supplemental cash flow disclosure
     Cash paid for: Interest paid during the period, net of interest
           capitalized                                                         $   284,650       $   396,860       $   390,473
                                                                               ===========       ===========       ===========



    The accompanying notes are an integral part of these financial statements

                      H & H STEEL PROCESSING COMPANY, INC.
                                 BALANCE SHEETS


                                                             SEPTEMBER 30,      SEPTEMBER 30,
                                                                 1998               1997
                                                             (UNAUDITED)        (UNAUDITED)
                                                             -------------      -------------
ASSETS
------
CURRENT ASSETS:
    Cash and cash equivalents                                 $ 1,700,457        $ 3,934,470
    Investment securities-
      Available-for-sale                                               --                 --
      Trading                                                   4,125,273                 --
    Receivables-
      Trade, less allowance for doubtful accounts               3,711,204          2,400,223
      Stockholders and affiliates                                      --          4,085,097
      Other                                                       141,886                 --
    Inventories                                                   764,859             29,227
    Prepaids and deposits                                          29,135             35,873
                                                              -----------        -----------
      Total current assets                                     10,472,814         10,484,890

INVESTMENT IN PARTNERSHIP                                              --          1,395,445

PROPERTY, PLANT AND EQUIPMENT, net                             15,038,310         12,053,040

DEFERRED FINANCING FEES AND OTHER, net                            520,773            134,563
                                                              -----------        -----------

                                                              $26,031,897        $24,067,937
                                                              ===========        ===========


LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
CURRENT LIABILITIES:
    Current maturities of long-term obligations               $ 4,240,085        $ 1,450,000
    Accounts payable                                            1,832,238             50,376
    Accrued commissions and wages                                 358,817            146,557
    Accrued and withheld payroll taxes                             99,929             28,793
    Other accrued expenses                                      2,183,109          1,252,418
    Accrued dividends                                             107,175                 --
                                                              -----------        -----------
      Total current liabilities                                 8,821,353          2,928,145

LONG-TERM OBLIGATIONS, less current maturities
  (Note 5)                                                      5,041,678          6,678,739

COMMITMENTS AND CONTINGENCIES (Note 6)

STOCKHOLDERS' EQUITY (Note 2):
    Common stock, no par value, 100 shares authorized,
      issued and outstanding, stated at                             1,000              1,000
    Unrealized gain on securities available-for-sale                   --              3,643
    Retained earnings                                          12,167,866         14,456,410
                                                              -----------        -----------
                                                               12,168,866         14,461,053
    Note receivable, stockholder                                       --                 --
                                                              -----------        -----------
                                                               12,168,866         14,461,053
                                                              -----------        -----------
                                                              $26,031,897        $24,067,937
                                                              ===========        ===========


    The accompanying notes are an integral part of these financial statements

                      H & H STEEL PROCESSING COMPANY, INC.
                                 BALANCE SHEETS



                                                                                  SEPTEMBER 30,
                                                                                       1998        DECEMBER 31,     DECEMBER 31,
                                                                                    (UNAUDITED)        1997             1996
                                                                                   ------------    ------------     ------------
ASSETS
CURRENT ASSETS:
     Cash and cash equivalents                                                     $  1,700,457    $    353,450     $  1,104,640
     Investment securities (Note 4)-
        Available-for-sale                                                                   --              --          270,145
        Trading                                                                       4,125,273       3,424,246        2,398,604
     Receivables (Notes 5, 8 and 10)-
        Trade, less allowance for doubtful accounts of $94,000 at September 30,
            1998, December 31, 1997 and December
            31, 1996                                                                  3,711,204       2,030,439        1,943,277
        Stockholders and affiliates                                                          --          17,887          288,376
        Other                                                                           141,886          89,458           86,465
     Inventories (Notes 3 and 5)                                                        764,859          62,485               --
     Prepaids and deposits                                                               29,135         128,954          156,978
                                                                                   ------------    ------------     ------------
        Total current assets                                                         10,472,814       6,106,919        6,248,485

INVESTMENT IN PARTNERSHIP (Note 9)                                                           --       1,381,025        1,248,443

PROPERTY, PLANT AND EQUIPMENT, net (Notes 3 and 5)                                   15,038,310      11,948,350       12,428,891

DEFERRED FINANCING FEES AND OTHER, net (Note 3)                                         520,773         107,125          219,430
                                                                                   ------------    ------------     ------------

                                                                                   $ 26,031,897    $ 19,543,419     $ 20,145,249
                                                                                   ============    ============     ============


LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term obligations (Note 5)                          $  4,240,085    $  1,450,000     $  1,450,000
     Accounts payable                                                                 1,832,238         458,523          281,575
     Accrued commissions and wages                                                      358,817         196,544          110,747
     Accrued and withheld payroll taxes                                                  99,929           6,567           68,594
     Other accrued expenses                                                           2,183,109         973,708          682,106
     Accrued dividends                                                                  107,175         391,194          495,000
                                                                                   ------------    ------------     ------------
        Total current liabilities                                                     8,821,353       3,476,536        3,088,022

LONG-TERM OBLIGATIONS, less current maturities (Note 5)                               5,041,678       3,683,342        5,133,338

COMMITMENTS AND CONTINGENCIES (Note 6)

STOCKHOLDERS' EQUITY (Note 2):
     Common stock, no par value, 100 shares authorized,
        issued and outstanding, stated at                                                 1,000           1,000            1,000
     Unrealized gain on securities available-for-sale                                        --              --            3,643
     Retained earnings                                                               12,167,866      12,486,012       12,267,328
                                                                                   ------------    ------------     ------------
                                                                                     12,168,866      12,487,012       12,271,971
     Note receivable, stockholder                                                            --        (103,471)        (348,082)
                                                                                   ------------    ------------     ------------
                                                                                     12,168,866      12,383,541       11,923,889
                                                                                   ------------    ------------     ------------
                                                                                   $ 26,031,897    $ 19,543,419     $ 20,145,249
                                                                                   ============    ============     ============


    The accompanying notes are an integral part of these financial statements

                      H & H STEEL PROCESSING COMPANY, INC.
                             STATEMENTS OF EARNINGS

                                NINE MONTHS ENDED



                                                       SEPTEMBER 30,       YEAR ENDED         YEAR ENDED
                                                            1998          DECEMBER 31,       DECEMBER 31,
                                                        (UNAUDITED)           1997               1996
                                                       ------------       ------------       ------------
NET SALES (Note 10)                                       9,526,080       $ 15,359,324       $ 14,894,344

COST OF SALES AND SERVICES                                5,639,998          8,098,383          7,385,981
                                                       ------------       ------------       ------------

         Gross Profit                                     3,886,082          7,260,941          7,508,363

SELLING, GENERAL AND ADMINISTRATIVE
     EXPENSES                                             3,599,810          5,256,145          3,740,809
                                                       ------------       ------------       ------------

         Operating Profit                                   286,272          2,004,796          3,767,554

OTHER INCOME (EXPENSE)
     Interest expense                                      (284,650)          (388,502)          (326,864)
     Realized gain (loss) on sale of trading
         securities, net                                    198,951             48,748           (166,322)
     Unrealized gain (loss) on trading securities            14,042            110,028           (158,672)
     Sundry, net                                            179,502            157,614             29,210
                                                       ------------       ------------       ------------

                                                            394,117          1,932,684          3,144,906

EQUITY IN EARNINGS OF PARTNERSHIP (Note 9)                  188,611            132,582            240,949
                                                       ------------       ------------       ------------

         Net earnings                                  $    582,728       $  2,065,266       $  3,385,855
                                                       ============       ============       ============


    The accompanying notes are an integral part of these financial statements

                      H & H STEEL PROCESSING COMPANY, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Unaudited)


                                                                                                    UNREALIZED
                                                                                                      GAIN
                                                                                                    (LOSS) ON
                                             COMMON                                    NOTE         AVAILABLE-
                                             SHARES        COMMON      RETAINED     RECEIVABLE,     FOR-SALE
                                          OUTSTANDING      STOCK       EARNINGS     STOCKHOLDER     SECURITIES        TOTAL
                                         ------------  ------------  ------------   ------------   ------------   ------------
BALANCE, December 31, 1995                        100  $      1,000  $ 10,216,932   $   (348,082)  $      6,811   $  9,876,661

Net Earnings                                       --            --     3,385,855      3,385,855

Net unrealized loss on available-
     for-sale securities                           --            --            --             --         (3,168)        (3,168)

Dividends declared                                 --            --    (1,335,459)            --            --      (1,335,459)
                                         ------------  ------------  ------------   ------------   ------------   ------------

BALANCE, December 31, 1996                        100         1,000    12,267,328       (348,082)         3,643     11,923,889

Net earnings                                       --            --     2,065,266             --             --      2,065,266

Change in stockholder
     receivable                                    --            --            --        244,611             --        244,611

Net unrealized loss on available-
     for-sale securities                           --            --            --             --         (3,643)        (3,643)

Dividends declared                                 --            --    (1,846,582)            --             --     (1,846,582)
                                         ------------  ------------  ------------   ------------   ------------   ------------

BALANCE, December 31, 1997                        100         1,000    12,486,012       (103,471)            --     12,383,541

Net earnings                                       --            --       582,728             --             --        582,728

Change in stockholder
     receivable                                    --            --            --        103,471             --        103,471

Dividends declared                                 --            --      (900,874)            --             --       (900,874)
                                         ------------  ------------  ------------   ------------   ------------   ------------

BALANCE, September 30, 1998 (Unaudited)  $        100  $      1,000  $ 12,167,866   $         --   $         --   $ 12,168,866
                                         ============  ============  ============   ============   ============   ============


    The accompanying notes are an integral part of these financial statements

H & H STEEL PROCESSING COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS
(INFORMATION AS OF AND FOR THE PERIOD ENDED SEPTEMBER 30, 1998 IS UNAUDITED)

SEPTEMBER 30, 1998

1.   Organization and Business Activities-
     -------------------------------------

     The primary business activities of H & H Steel Processing Company, Inc. (the Company) are shearing, slitting and automotive configurated blanking. The Company currently has five locations throughout Ohio and Indiana.

2.   Income Taxes--Election of S Corporation Status-
     -----------------------------------------------

     As of July 1, 1989, the Company elected for federal and state income tax purposes to include its taxable income with that of its stockholders (an S-Corporation election). During the periods the S Corporation election is in effect the stockholders will receive distributions in amounts equal to their estimated federal and state liabilities attributable to the earnings of the Company.

     In connection with the S Corporation election, net income for the nine-month period ended September 30, 1998 and the years ended December 31, 1997 and December 31, 1996 does not include provisions for the income taxes of approximately $233,000, $846,000 and $1,362,000 respectively which would otherwise be considered in the determination of net income.

     Deferred taxes result primarily from the use of accelerated methods of depreciation of fixed assets for tax purposes. In the event the S Corporation election is terminated, deferred income taxes applicable to these differences would be reflected in the accompanying financial statements. The components of retained earnings at September 30, 1998, December 31, 1997 and December 31, 1996 are as follows:

                                       September 30,
                                           1998          December 31,     December 31,
                                        (Unaudited)         1997             1996
                                       ------------      ------------     ------------
     Deferred taxes                    $   398,657       $   433,621      $   266,624
     Unrestricted retained earnings     11,769,209        12,052,391       12,000,704
                                       -----------       -----------      -----------
                                       $12,167,866       $12,486,012      $12,267,328
                                       ===========       ===========      ===========

3.   Summary of Significant Accounting Policies-
     -------------------------------------------

     a. Unaudited Interim Financial Statements- -The statements of operations as of and for the period ended September 30, 1998 are unaudited and are based upon the representations of management. In the opinion of management, all adjustments have been included and all adjustments considered necessary for a fair presentation have been included.

          Results for interim periods should not be considered indicative of results for a full year. The period-end balance sheets do not include all disclosures required by generally accepted accounting principles. For further information, refer to the audited financial statements and footnotes thereto for the year ended December 31, 1997.

     b. Cash and Cash Equivalents - The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

     c. Inventories - Inventories are stated at the lower of cost or market. The inventory balance at September 30, 1998 and at December 31, 1997 consisted mainly of dies, and coiled steel purchased from a major customer. This customer requires the Company to purchase the steel as a condition for processing the coiled steel. Processing revenues are reflected net of the cost of the steel in the accompanying statements of earnings. The Company maintained no inventory balance at December 31, 1996.

     d. Property, Plant and Equipment - Property, plant and equipment are recorded at cost, less accumulated depreciation computed using the straight-line method over the estimated useful lives of the related assets. Property, plant and equipment along with the related estimated useful lives as of September 30, 1998, December 31, 1997 and December 31, 1996 are as follows:

                                  September 30,
                                      1998         December 31,    December 31,    Useful
                                   (Unaudited)         1997            1996         Lives
                                  -------------    ------------    ------------   ---------
Land                              $    858,891     $   638,892     $   638,892       N/A
Buildings and improvements           8,618,660       7,589,420       7,302,765    10-40 yrs
Machinery and equipment             13,052,736       9,986,847       9,436,733     3-10 yrs
Transportation equipment               355,110         321,512         311,733     3-10 yrs
Furniture and fixtures                 685,040         584,962         520,333     3-10 yrs
Rental property                         63,619                          36,328     5-10 yrs
Construction in progress             1,554,973          70,623         232,025       N/A
                                  ------------     -----------     -----------
     Total Cost                     25,189,029      19,192,257      18,468,809

Less-accumulated depreciation      (10,150,719)     (7,243,907)     (6,039,918)
                                  ------------     -----------     -----------
                                  $ 15,038,310     $11,948,350     $12,428,891
                                  ------------     -----------     -----------

          Interest costs incurred for the construction of certain long-lived assets are capitalized during the period such assets are under construction. No interest costs were capitalized for the nine month period ended September 30, 1998 or for the year ended December 31, 1997. Interest costs capitalized were $94,900 for the year ended December 31, 1996.

     e. Deferred Financing Fees - The Company provides for amortization of deferred financing fees using the straight-line method over the lives of various outstanding obligations, which range from five to fifteen years.

     f. Advertising - The Company expenses advertising costs as incurred. Advertising expense approximated $7,200 for the nine-month period ended September 30, 1998, $35,700 for the year ended December 31, 1997 and $20,400 for the year ended December 31, 1996.

     g. Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4.      Investment Securities
        ---------------------

        The Company has adopted Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities." The Company's investments are accounted for as follows:

        o Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value with both realized and unrealized gains and losses included in earnings.

        o Investments not classified as trading securities or held-to-maturity are classified as available-for-sale securities and reported at fair value. Net unrealized gains and losses for these securities are excluded from earnings and reported in a separate component of stockholders' equity.

        Realized gains (losses) are calculated based upon the proceeds received less original cost.

        Investment securities are composed of the following:

                                        September 30,
                                            1998            December 31,       December 31,
                                         (Unaudited)           1997                1996
                                        -------------       ------------       ------------
U.S. Treasuries and agencies             $ 1,783,267         $ 2,892,264        $ 2,556,481
Certificates of deposit                      100,000             100,000
Commercial paper                             498,317
Corporate bonds                                    -                   -            100,000
Investment trusts                            313,168             309,505
Equity securities                          1,430,522             122,477             12,268
                                         -----------         -----------        -----------
                                         $ 4,125,273         $ 3,424,246        $ 2,668,749
                                         ===========         ===========        ===========


5.   Debt-
     -----

     Long-Term Obligations consist of the following:

                                                            September 30,
                                                                1998            December 31,        December 31,
                                                             (Unaudited)            1997               1996
                                                            -------------       ------------        ------------
     Revolving credit facility with interest at
      prime less 1/2%. The facility provides for
      borrowings up to $4,000,000. The facility
      is secured by certain other assets of the
      Company.                                              $   2,140,085

     City of Lawrence, Indiana, Economic
      Development Revenue Bonds, floating
      monthly rate, 4.10% at September 30,
      1998, 4.30% at December 31, 1997 and
      4.20% at December 31, 1996, due in semi
      annual installments through August 2005,
      secured by substantially all the assets of
      the Lawrence, Indiana facility.                           1,750,000       $  2,000,000        $ 2,250,000

     Term loan with a bank, 7.98%, payable
      monthly in equal principal payments
      through June 1999, secured by equipment,
      inventory, accounts receivable and
      intangibles.                                               150,000             300,000            500,000

     Term loan with a bank, 7.10% payable
      in monthly in equal principal payments
      through January 2003, secured by
      equipment, inventory, accounts receivable
      and intangibles.                                         2,208,330

     Term loan with a bank, 7.15% payable
      in monthly in equal principal payments
      through June 2003, secured by
      equipment, inventory, accounts receivable
      and intangibles.                                           950,000

     Term loan with a bank, 7.63%, payable
      monthly in equal principal payments
      through October 12, 2000, secured by
      equipment, inventory, accounts receivable
      and intangibles                                          2,083,348          2,833,342           3,833,338
                                                            ------------        -----------         -----------
                                                               9,281,736          5,133,342          (6,583,338)

     Less-current maturities                                  (4,240,085)        (1,450,000)         (1,450,000)
                                                            ------------        -----------         -----------
                                                            $  5,041,678        $ 3,683,342         $ 5,133,338
                                                            ============        ===========         ===========

     The Company has the option to select either a variable or fixed interest rate for the Economic Development Revenue Bonds (the Bonds). If a fixed interest rate is selected for a period of time, the rate assigned will approximate the market rate for comparable securities, not to exceed 12%. If the Bonds are at a variable rate the Bondholders reserve the right to demand payment on the Bonds. In the event that any of the Bondholders exercise their rights, a remarketing agent is responsible for remarketing the Bonds on a best effort basis for not less than the outstanding principal and accrued interest. If the remarketing effort is not successful, there will be an automatic draw on the remarketing loan due 366 days after the draw. The Bonds are secured by a letter of credit which expires July 31, 1999 and carries a per annum charge of 1-3/8% of the then outstanding balance of the Bonds plus 48 days interest at 12%.

     Among others, the Company is required by the bank to maintain a certain minimum net worth and a compensating balance of $250,000.

     Scheduled maturities of the Company's long-term obligations at September 30, 1998, assuming the bonds are held to their maturity or are successfully remarketed, are as follows:

               Year Ending        Amount
               -----------      ----------
               1999             $4,240,085
               2000              1,950,000
               2001              1,033,345
               2002                950,000
               2003                608,333
               Thereafter          500,000
                                ----------
                                $9,281,763
                                ==========

6.   Commitments and Contingencies
     -----------------------------

     a. Operating Leases. The Company leases certain vehicles used in its operations under noncancelable operating leases. Minimum required payments under these lease agreements are as follows:


               Year              Amount
               ----             --------
               1998             $ 19,228
               1999               62,630
               2000               42,263
                                --------
                                $124,121
                                ========


     b. Guarantees. The Company has guaranteed $2,000,000 in personal loans of the majority shareholder at September 30, 1998 and December 31, 1997.

7.   Employee Benefit Plans

     a. Salaried 401(k) Plan -- In 1992, the Company established a 401(k) plan for the benefit of salaried employees previously covered under the Company's defined benefit plan which was terminated in 1992. Under this plan, the Company matches employee contributions up to 3% of the employee's wages. Total expense approximated $21,600 for the nine month period ended September 30, 1998, $37,500 for the year ended December 31, 1997 and $59,300 for the year ended December 31, 1996.

          b. 401(k) Plan - In 1987, the Company established a 401(k) plan which covers substantially all union employees. Under this plan, the Company matches employee contributions up to 4% of employee wages. Total expense approximated $44,500 for the nine-month period ended September 30, 1998, $57,000 for the year ended December 31, 1997 and $40,900 for the year ended December 31, 1996.

     8.   Transactions with Affiliate-
          ----------------------------

          Through September 30, 1997, the Company rented real estate and equipment to Strip Processing Equipment Company (Strip Processing), which was majority owned by the estate of the former principal stockholder of the Company. Rental income from Strip Processing was $7,000 and $12,000 for the years ended December 31, 1997 and December 31, 1996 respectively. The Company also purchased equipment and parts from Strip Processing and engaged it to perform maintenance on certain equipment in the normal course of business. These purchases approximated $458,000 and $569,000 in the years ended December 31, 1997 and December 31, 1996 respectively.

          Effective September 30, 1997, the operations of Strip Processing were merged into the Company and continues as a division of the Company. The following assets of Strip Processing were acquired in settlement of the Company's outstanding receivable from Strip Processing.

                         Cash                               $113,151
                         Inventories                          42,078
                         Machinery and equipment              23,329
                                                            --------
                                                            $178,558
                                                            ========

     9.   Acquisitions-

          On September 1, 1998, the Company entered into a partnership agreement with a previously unrelated entity. Concurrent with entering into the partnership agreement, the Company exchanged a 50% interest in property, plant and equipment of one of their operating facilities for cash of $720,000 and like kind property of another steel company. The Company and its partner then contributed $50,000 each and their respective interests in the operating facility to Precision Blanking Limited (the Partnership). The Partnership provides first operational blanks to the automotive industry.

          On September 15, 1998, the Company acquired the remaining interest in the partnership in exchange for $1,500,000 in cash. Effective with the purchase of the remaining interest the Partnership's operations have been included in the consolidated results of operations.

     10.  Major Customers and Concentrations of Credit Risk-
          --------------------------------------------------

          The Company deals mainly with major steel companies and thus does not require its customers to pledge collateral in satisfaction of trade receivable obligations.

          The Company had sales to three large steel companies for the nine-month period ended September 30, 1998 which approximated 79% of the Company's total sales for the year. For the year ended December 31, 1997 three large steel companies approximated 70% of the Company's total sales and for the year ended December 31, 1996 four large steel companies approximated 87% of the Company's total sales. At September 30, 1998 accounts receivable from these customers approximated 35% of the total accounts receivable and the accounts receivable from these customers approximated 50% and 80% of total accounts receivable at December 31, 1997 and December 31, 1996 respectively.

         (b) Pro forma financial information.

         The following unaudited pro forma combined statements of operations data for the year ended December 31, 1997 and for the nine months ended September 30, 1998 illustrates the effect of the CCI Acquisition and the H&H Acquisition as if the transactions had been completed on January 1, 1997. The statement of operations data for the Company for the year ended December 31, 1997 includes the pro forma effect of the Company's 1997 acquisitions of Noble Metal Processing, Inc. and Noble Metal Forming, Inc. as well as the Company's November 1997 initial public offering. The following unaudited pro forma combined balance sheet as of September 30, 1998 illustrates the effect of the CCI Acquisition and the H&H Acquisition as if the transactions had been completed on that date. The CCI Acquisition and the H&H Acquisition are reflected using the purchase method of accounting for business combinations. The unaudited pro forma combined financial data is provided for comparative purposes only and does not purport to represent the results of operations of the Company that actually would have been obtained if the acquisitions of CCI and H&H had been consummated on the date specified, nor is it necessarily indicative of the results of operations that may be achieved in the future. Adjustments to pro forma combined operating results include changes in depreciation and amortization to reflect the cost basis of the assets acquired; changes to selling, general and administrative expenses to remove non-recurring expenses and salaries to officers and shareholders; changes in interest expense to reflect debt incurred in financing the acquisition of H&H; and changes to the provision for income taxes to reflect reductions resulting from the pro forma adjustments. The unaudited pro forma combined financial data set forth below is based upon certain assumptions and adjustments described in the notes thereto and should be read in conjunction therewith.

                NOBLE INTERNATIONAL, LTD. AND ACQUIRED BUSINESSES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     (NINE MONTHS ENDED SEPTEMBER 30, 1998)
                      (IN "000'S, EXCEPT PER SHARE AMOUNTS)



                                                                                                                     Adjusted
                                                          Noble       Centrifugal     H&H Steel      Pro Forma       Pro Forma
                                                          Int'l         Coaters      Processing     Adjustments      Combined
                                                       -----------    -----------    -----------    -----------    -----------
Net sales                                              $    56,455    $     7,346    $     9,526    $     1,441    $    74,768
Cost of goods sold                                          41,805          5,793          5,640          2,455         55,693
                                                       -----------    -----------    -----------    -----------    -----------
        Gross profit                                        14,650          1,553          3,886         (1,014)        19,075
Selling, general and
  administrative expenses                                    9,572          1,890          3,600         (1,593)        13,469
                                                       -----------    -----------    -----------    -----------    -----------
        Operating profit                                     5,078           (337)           286            579          5,606
Other income (expense)
     Equity in earnings of unconsolidated subsidiary            --             --            189           (189)            --
     Interest expense                                       (1,594)          (962)          (285)           154         (2,687)
     Sundry, net                                                44             --            393           (322)           115
                                                       -----------    -----------    -----------    -----------    -----------
                                                            (1,550)          (962)           297           (357)        (2,522)
Earnings/(loss) before income taxes
  and minority interest                                      3,528         (1,299)           583            222         (3,034)
     Minority interest                                          40             --             --             --             40
                                                       -----------    -----------    -----------    -----------    -----------
Earnings/(loss) before income taxes                          3,488         (1,299)           583            222         (2,994)
            Income tax expense                               1,373           (357)            --             95         (1,315)
                                                       -----------    -----------    -----------    -----------    -----------
            Net earnings/(loss)                              2,115           (942)           204            127         (1,679)
            Preferred stock dividends                           --            (58)            --             --            (58)
                                                       -----------    -----------    -----------    -----------    -----------
Net earnings/(loss) on common shares                   $     2,115    $    (1,000)   $       379    $       127    $    (1,621)
                                                       ===========    ===========    ===========    ===========    ===========

Basic earnings (loss) per common share                 $      0.30                                                 $      0.23
                                                       ===========                                                 ===========

Weighted average shares outstanding                      7,161,827                                                   7,161,827
                                                       ===========                                                 ===========
Earnings (loss) per common share - assuming
     dilution (A)                                      $      0.29                                                 $      0.26
                                                       ===========                                                 ===========

Weighted average shares outstanding
     and common stock equivalents (A)                    7,271,782                                                   7,329,720
                                                       ===========                                                 ===========


--------------------------------------------------------------------------------
Notes to Unaudited Pro Forma Combined Statement of Operations - September 30,
1998

(A) Reflects the assumed conversion of the preferred shares of Noble Canada into 57,938 shares of the Company's Common Stock.

                NOBLE INTERNATIONAL, LTD. AND ACQUIRED BUSINESSES
      UNAUDITED PRO FORMA ADJUSTMENTS FOR COMBINED STATEMENT OF OPERATIONS
                     (NINE MONTHS ENDED SEPTEMBER 30, 1998)
                      (IN "000'S, EXCEPT PER SHARE AMOUNTS)


                                                          ------------------------------------------------------
                                                                       PROFORMA ADJUSTMENTS FOR :
                                                          ------------------------------------------------------      Pro Forma
                                                           Add PBL      Centrifugal     H&H Steel        Other       Adjustments
                                                          1/1-9/15        Coaters      Processing       Proforma       Combined
                                                          --------      -----------    ----------       --------     -----------
Net sales                                                  $ 1,441        $    --        $    --        $    --        $ 1,441
Cost of goods sold                                             915 A         (120)D        1,660             --          2,455
                                                           -------        -------        -------        -------        -------

        Gross profit                                           526            120         (1,660)            --         (1,014)

Selling, general and
  administrative expenses                                    1,262 A         (195)E       (2,660)            --         (1,593)
                                                           -------        -------        -------        -------        -------

        Operating profit                                      (736)           315          1,000             --            579

Other income (expense)
     Equity in earnings of unconsolidated subsidiary            --             -- H         (189)            --           (189)
     Interest expense                                           25 B          589 F         (460)            --            154
     Sundry, net                                                49             -- G         (371)            --           (322)
                                                           -------        -------        -------        -------        -------
                                                                74            589         (1,020)            --           (357)
Earnings/(loss) before income taxes
  and minority interest                                       (662)           904            (20)            --            222

     Minority interest                                          --             --             --             --             --
                                                           -------        -------        -------        -------        -------
Earnings/(loss) before income taxes                           (662)           904            (20)            --            222
            Income tax expense                                (232)C          334 C           (7)            --             95
                                                           -------        -------        -------        -------        -------
            Net earnings/(loss)                               (430)           570            (13)            --            127
            Preferred stock dividends                           --             --             --             --             --
                                                           -------        -------        -------        -------        -------
Net earnings/(loss) on common shares                       $  (430)       $   570        $   (13)       $    --        $   127
                                                           =======        =======        =======        =======        =======

Notes to Unaudited Pro Forma Combined Statement of Operations - September 30,
1998

Note: Results of Precision Blanking Limited are included prospectively for January 1, 1997 through September 15, 1998. H&H Steel Processing, Inc. owned 50% of PBL and reported on the equity method until purchasing full ownership September 15, 1998.

A Reverse Amortization of Goodwill and Deferred Financing on CCI books totaling $306,000 and record amortization of goodwill over 20 years related to the CCI acquisition of $111,000. The amortization of goodwill related to the CCI acquisition is based on the acquisition of current assets of $2.104 million, property plant & equipment of $1.72 million, assumption of liabilities of $5.388 million and Noble Canada preferred stock issued to the sellers of $.398 million. The carrying values of property, plant and equipment have been reduced $.802 and operating liabilities have been increased $1.021 million to reflect the fair value to the Company. Depreciation expense has been reduced by $120,000 for expense that will not be incurred prospectively.

B Reflects $74,000 additional interest expense associated with senior indebtedness incurred by the Company at a rate of 7.5% in connection with the cash purchase of Centrifugal Coaters, and reversal of a $663,000 expense which will not be incurred prospectively from the early payoff of $3.6 million in existing debt in connection with the purchase of CCI by the Company.

C Income tax expense is calculated at the statutory rate of 35% for H&H Steel processing and 37% for Centrifugal Coaters, Inc.

D Reflects reclassification of $1.660 million of plant administrative expense from selling, general & administrative to be comparable with classification of such expenses by the Company.

E Reflects reclassification of $1.660 million to cost of sales (Note D) and elimination of $1.0 million paid to the former owners that will not be incurred prospectively.

F Reflects additional interest expense associated with debt incurred by the Company in connection with the cash purchase of H&H Steel Processing. This expense includes interest of $745,000 on senior indebtedness at a rate of 7.5%, less $285,000 of interest expense recorded by H&H.

G Reflects elimination of interest income on investments owned by the former owners of H&H Steel Processing that will not be earned prospectively.

H Reflects elimination of profit in PBL accounted for on the equity method prior to the acquisition by H&H Steel

Processing, Inc. which will not be incurred prospectively.


                                                            --           --           --           --           --
                                                            --           --           --           --           --
                                                            --           --           --           --           --
                                                            --           --           --           --           --
                                                         -----        -----        -----        -----        -----
                                                            --           --           --           --           --

Proforma adjustments to SG&A
                                                            --           --           --           --           --
                                                            --           --           --           --           --
                                                            --           --           --           --           --
                                                            --           --           --           --           --
                                                         -----        -----        -----        -----        -----
                                                            --           --           --           --           --
Proforma adjustments to Interest
                                                            --           --           --           --           --
                                                            --           --           --           --           --
                                                            --           --           --           --           --
                                                         -----        -----        -----        -----        -----
                                                            --           --           --           --           --

Detail of Sundry Income (Expense)
     Realized Gain (loss) on trading securities             --           --           --           --           --
     Unrealized gain (loss) on trading securities           --           --           --           --           --
     Interest Income                                        --           --           --           --           --
     Other                                                  49           --           --           --           49
                                                         -----        -----        -----        -----        -----
        Sundry, net                                         49           --           --           --           49


Proforma adjustments to Income Tax
                                                            --           --           --           --           --
                                                            --           --           --           --           --
                                                            --           --           --           --           --
                                                         -----        -----        -----        -----        -----
                                                            --           --           --           --           --

                NOBLE INTERNATIONAL, LTD. AND ACQUIRED BUSINESSES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                         (YEAR ENDED DECEMBER 31, 1997)
                      (IN "000'S, EXCEPT PER SHARE AMOUNTS)


                                                                                                                     Adjusted
                                                          Noble       Centrifugal     H&H Steel      Pro Forma      Pro Forma
                                                          Int'l         Coaters      Processing     Adjustments     Combined
                                                       -----------    -----------    -----------    -----------    -----------
Net sales                                              $    61,632    $    11,257    $    15,359    $     2,011    $    90,259
Cost of goods sold                                          44,743          8,232          8,098          3,292         64,365
                                                       -----------    -----------    -----------    -----------    -----------

        Gross profit                                        16,889          3,025          7,261         (1,287)        25,894

Selling, general and
  administrative expenses                                   11,225          1,765          5,256         (2,946)        15,300
                                                       -----------    -----------    -----------    -----------    -----------

        Operating profit                                     5,664          1,260          2,005          1,665         10,594

Other income (expense)
     Equity in earnings of unconsolidated subsidiary            --             --            132           (133)            (1)
     Interest expense                                       (1,333)          (352)          (389)          (657)        (2,731)
     Sundry, net                                               353             --            317           (214)           456
                                                       -----------    -----------    -----------    -----------    -----------
                                                              (980)          (352)            60         (1,004)        (2,276)
Earnings/(loss) before income taxes
  and minority interest                                      4,684            908          2,065            661          8,318

     Minority interest                                          --             --             --             --             --
                                                       -----------    -----------    -----------    -----------    -----------
Earnings/(loss) before income taxes                          4,684            908          2,065            661          8,318
            Income tax expense                               1,592            345            723            235          2,895
                                                       -----------    -----------    -----------    -----------    -----------
            Net earnings/(loss)                              3,092            563          1,342            426          5,423
            Preferred stock dividends                          215             --             --             --            215
                                                       -----------    -----------    -----------    -----------    -----------
Net earnings/(loss) on common shares                   $     2,877    $       563    $     1,342    $       426    $     5,208
                                                       ===========    ===========    ===========    ===========    ===========

Basic earnings (loss) per common share                 $      0.40                                                 $      0.83
                                                       ===========                                                 ===========


Weighted average shares outstanding                      7,187,326                                                   7,187,326
                                                       ===========                                                 ===========

Earnings (loss) per common share - assuming
     dilution (A)                                      $      0.40                                                 $      0.82
                                                       ===========                                                 ===========

Weighted average shares outstanding
     and common stock equivalents (A)                    7,187,326                                                   7,245,264
                                                       ===========                                                 ===========



--------------------------------------------------------------------------------
Notes to Unaudited Pro Forma Combined Statement of Operations - December 31,
1997

(A) Reflects the assumed conversion of the preferred shares of Noble Canada into 57,938 shares of the Company's Common Stock.

                NOBLE INTERNATIONAL, LTD. AND ACQUIRED BUSINESSES
      UNAUDITED PRO FORMA ADJUSTMENTS FOR COMBINED STATEMENT OF OPERATIONS
                         (YEAR ENDED DECEMBER 31, 1997)
                      (IN "000'S, EXCEPT PER SHARE AMOUNTS)


                                                              -------------------------------------------------
                                                                         PROFORMA ADJUSTMENTS FOR :
                                                              -------------------------------------------------     Pro Forma
                                                              Add PBL     Centrifugal    H&H Steel      Other      Adjustments
                                                             1/1-12/31      Coaters     Processing     Proforma      Combined
                                                              -------     -----------   ----------     --------    -----------
Net sales                                                     $ 2,011       $    --       $    --       $    --       $ 2,011
Cost of goods sold                                              1,199 A        (120)D       2,213            --         3,292
                                                              -------       -------       -------       -------       -------

             Gross profit                                         812          (120)       (2,213)           --         1,281

Selling, general and
  administrative expenses                                         729 A        (129)E      (3,546)           --        (2,946)
                                                              -------       -------       -------       -------       -------

             Operating profit                                      83           249         1,333            --         1,665

Other income (expense)
         Equity in earnings of unconsolidated subsidiary           --            -- H        (133)           --          (133)
         Interest expense                                          47 B         (98)F        (606)           --          (657)
         Sundry, net                                               (8)           -- G        (206)           --          (214)
                                                              -------       -------       -------       -------       -------
                                                                   39           (98)         (945)           --        (1,004)
Earnings/(loss) before income taxes
  and minority interest                                           122           151           388            --           661

         Minority interest                                         --            --            --            --            --
                                                              -------       -------       -------       -------       -------
Earnings/(loss) before income taxes                               122           151           388            --           661
                 Income tax expense                                43 C          56 C         136            --           235
                                                              -------       -------       -------       -------       -------
                 Net earnings/(loss)                               79            95           252            --           426
                 Preferred stock dividends                         --            --            --            --            --
                                                              -------       -------       -------       -------       -------
Net earnings/(loss) on common shares                          $    79       $    95       $   252       $    --       $   426
                                                              =======       =======       =======       =======       =======

--------------------------------------------------------------------------------
Notes to Unaudited Pro Forma Combined Statement of Operations - December 31,
1997

Note: Results of Precision Blanking Limited are included prospectively for January 1, 1997 through September 15, 1998. H&H Steel Processing, Inc. owned 50% of PBL and reported on the equity method until purchasing full ownership September 15, 1998.

A Reverse Amortization of Goodwill and Deferred Financing on CCI books totaling $157,000 and record amortization of goodwill over 20 years related to the CCI acquisition of $148,000. The amortization of goodwill related to the CCI acquisition is based on the acquisition of current assets of $2.104 million, property plant & equipment of $1.72 million, assumption of liabilities of $5.388 million and Noble Canada preferred stock issued to the sellers of $.398 million. The carrying values of property, plant and equipment have been reduced $.802 and operating liabilities have been increased $1.021 million to reflect the fair value to the Company. Depreciation expense has been reduced by $120,000 for expense that will not be incurred prospectively.

B Reflects additional interest expense associated with debt incurred by the Company in connection with the cash purchase of Centrifugal Coaters. This expense includes interest of $98,000 on senior indebtedness at a rate of 7.5%

C Income tax expense is calculated at the statutory rate of 35% for H&H Steel processing and 37% for Centrifugal Coaters, Inc.

D Reflects reclassification of $2.213 million of H&H plant administrative expense from selling, general & administrative to be comparable with classification of such expenses by the Company.

E Reflects reclassification of $2.213 million to H&H cost of sales (Note D) and elimination of $1.333 million paid to the former owners that will not be incurred prospectively.

F Reflects additional interest expense associated with debt incurred by the Company in connection with the cash purchase of H&H Steel Processing. This expense includes interest of $994,000 on senior indebtedness at a rate of 7.5%, less $388,000 of interest expense recorded by H&H in 1997.

G Reflects elimination of interest income on investments owned by the former owners of H&H Steel Processing that will not be earned prospectively.

H Reflects elimination of profit in PBL accounted for on the equity method prior to the acquisition by H&H Steel Processing, Inc. which will not be incurred prospectively.

                NOBLE INTERNATIONAL, LTD. AND ACQUIRED BUSINESSES
                             UNAUDITED BALANCE SHEET
                               SEPTEMBER 30, 1998
                                  (IN "000'S,)



                                                                                                                     Adjusted
                                                           Noble       Centrifugal      H&H Steel     Pro Forma      Pro Forma
                                                           Int'l         Coaters       Processing     Adjustments    Combined
                                                         ---------     -----------     ---------      -----------    ---------
ASSETS
CURRENT ASSETS
     Cash and cash equivalents                           $   3,517      $      --      $   5,826      $      --      $   9,343
     Accounts receivable, trade                             16,765          1,978          3,853             --         22,596
     Inventories                                            12,154            551            765             --         13,470
     Prepaid expenses and other assets                       1,546             77             29             --          1,652
     Deferred income taxes                                     230             --             --             --            230
                                                         ---------      ---------      ---------      ---------      ---------

        Total Current Assets                                34,212          2,606         10,473             --         47,291
PROPERTY, PLANT AND EQUIPMENT, NET                          41,470          4,709         15,038           (719)        60,498
OTHER ASSETS
     Goodwill                                               39,537          2,490             --          2,766         44,793
     Covenants not to compete                                1,233             --             --             --          1,233
     Sundry                                                  7,072             95            521         (5,593)         2,095
                                                         ---------      ---------      ---------      ---------      ---------
                                                            47,842          2,585            521         (2,827)        48,121
                                                         ---------      ---------      ---------      ---------      ---------
                                                         $ 123,524      $   9,900      $  26,032      $  (3,546)     $ 155,910
                                                         =========      =========      =========      =========      =========



LIABILITIES AND EQUITY
CURRENT LIABILITIES
     Current maturities of long-term debt                $     512      $   3,628      $   3,765      $      --      $   7,905
     Current maturities of notes payable-
        related parties                                      2,539             --             --             --          2,539
     Current maturities of capital lease obligations           239             --             --             --            239

     Accounts payable                                       10,887          1,525          1,832             --         14,244
     Accrued liabilities                                     6,420             --          2,749          2,128         11,297
     Income taxes payable                                       37             --             --             --             37
                                                         ---------      ---------      ---------      ---------      ---------

        Total Current Liabilities                           20,634          5,153          8,346          2,128         36,261


LONG-TERM DEBT, EXCLUDING CURRENT MATURITIES                43,038             --          5,517         11,899         60,454
NOTES PAYABLE - RELATED PARTIES,
     EXCLUDING CURRENT MATURITIES                            8,276          2,982             --         (2,982)         8,276
CAPITAL LEASE OBLIGATIONS,
     EXCLUDING CURRENT MATURITIES                              921             --             --             --            921
CONVERTIBLE SUBORDINATED DEBENTURES                         20,769             --             --             --         20,769
DEFERRED INCOME TAXES                                          728            217             --            400          1,345
PREFERRED STOCK OF SUBSIDIARY                                  737             --             --             --            737
SPECIAL SHARE OBLIGATION                                        --          2,286             --         (2,286)            --
SHAREHOLDERS' EQUITY
     Preferred stock                                            --             --             --             --             --

     Common stock, no par value, authorized                 27,338            327              1            951         28,617
     Retained earnings                                       2,381         (1,065)        12,168        (13,656)          (172)
     Equity adjustment from foreign
     currency translation                                   (1,298)            --             --             --         (1,298)
                                                         ---------      ---------      ---------      ---------      ---------
                                                            28,421           (738)        12,169        (12,705)        27,147
                                                         ---------      ---------      ---------      ---------      ---------
                                                         $ 123,524      $   9,900      $  26,032      $  (3,546)     $ 155,910
                                                         =========      =========      =========      =========      =========

NOBLE INTERNATIONAL, LTD. AND ACQUIRED BUSINESSES
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
NOTE 1: PRO FORMA BALANCE SHEET ADJUSTMENTS
(IN 000'S)

The accompanying pro forma combined balance sheet as of September 30, 1998 giving effect to the closing Acquisitions and the Offering as if such transactions occurred on September 30, 1998



                                                          ASSETS                          LIABILITIES AND SHAREHOLDERS' EQUITY
                                                          ------                          ------------------------------------
                                           PROPERTY, PLANT                                                       DEBT TO FINANCIAL
CLOSING ACQUISITIONS AND                    & EQUIPMENT        GOODWILL        OTHER      ACCRUED LIABILITIES          ENTITIES
                                           ---------------     --------       --------    -------------------    -----------------

Centrifugal Coaters, Inc.(A)                  $   (719)        $  2,766            (95)        $    914                $  1,307
H&H Steel Processing, Inc.(B)                       --               --             --            1,214                  13,108
Reclassify Preclosing Advances for CCI(C)           --               --         (5,498)              --                  (5,498)
                                              --------         --------       --------         --------                --------
                                              $   (719)        $  2,766       $ (5,593)        $  2,128                $  8,917
                                              ========         ========       ========         ========                ========


                                                                     LIABILITIES AND SHAREHOLDERS' EQUITY
                                                                     ------------------------------------

                                                    DEFERRED       SPECIAL SHARE       COMMON          PAID-IN         RETAINED
CLOSING ACQUISITIONS AND                          INCOME TAXES       OBLIGATION         STOCK           CAPITAL         EARNINGS
                                                  ------------     -------------      --------         --------        ---------
Centrifugal Coaters, Inc.(A)                        $     --         $ (2,286)             952         $     --         $  1,065
H&H Steel Processing, Inc.(B)                            400               --               (1)              --          (14,721)
Reclassify Preclosing Advances for CCI(C)                 --               --               --               --               --
                                                    --------         --------         --------         --------         --------
                                                    $    400         $ (2,286)        $    951         $     --         $(13,656)
                                                    ========         ========         ========         ========         ========



Notes to Pro Forma Balance Sheet


(A) Adjustment represents Centrifugal Coaters acquisition under the purchase method of accounting. Purchase price was $881,661 in cash and 57,938 shares of Noble Canada non voting preferred shares which are exchangeable for shares of the Company's Common Stock. The cash portion of the purchase price was funded by the Company's existing revolving line of credit facility with Comerica Bank. Goodwill is based on the acquisition of current assets of $2.606 million, property plant & equipment of $3.990 million, assumption of liabilities of $10.572 and Noble Canada stock issued to the sellers of $.398 million. The carrying values of property, plant and equipment have been reduced $.718 million and operating liabilities have been increased $.914 million to reflect fair value to the Company.

(B) Adjustment represents H&H Steel Processing, Inc. acquisition under the purchase method of accounting. Purchase price was $13.248 million in cash, the assumption of certain liabilities and performance premium of up to $2.0 million based on sales for the next five years. The cash portion of the purchase price was funded by the Company's existing revolving line of credit facility with Comerica Bank. Goodwill is based on the acquisition of current assets of $5.994 million, property plant & equipment of $14.645 million, other assets of $.414 million and assumption of liabilities of $7.945 million. The operating liabilities have been increased $1.614 million to reflect fair value to the Company.

(C) Certain advance payments toward the funding of the Centrifugal Coaters acquisition were made just prior to September 30, 1998. These amounts totalled $5.498 million and were included in other assets on the Company's September 30, 1998 balance sheet. These payments were financed through the Company's existing lin of credit at Comerica Bank.

(c)      Exhibits.

23.1     Consent of Ernst & Young LLP

23.2     Consent of Arthur Andersen LLP

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               NOBLE INTERNATIONAL, LTD.,
                                               A Michigan Corporation
                                               (Registrant)



Date:  December 15, 1998                       By: /s/ Daniel W. Sampson
                                                   ---------------------------
                                                       Daniel W. Sampson,
                                                       Chief Financial Officer

                                  Exhibits List

23.1     Consent of Ernst & Young LLP

23.2     Consent of Arthur Andersen LLP